                                                                     Exhibit 3.1


                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                FINDEX.COM, INC.


         This Restated Certificate of Incorporation of FINdex.com, Inc., originally incorporated in the State of Nevada on November 7, 1997 under the name EJH Entertainment, Inc., has been duly adopted in accordance with the provisions of Section 78.403 of the Nevada Revised Statutes to read as follows:

                                    ARTICLE I
                                      Name

         The name of the Corporation is FINdex.com, Inc. (herein the "Corporation").


                                   ARTICLE II
                                    Duration

         The Corporation is to have perpetual existence.


                                   ARTICLE III
                           Registered Office and Agent

         The principal office of the Corporation in the Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.


                                   ARTICLE IV
                                    Purposes

         The purpose for which the Corporation is organized is to transact all lawful business for which corporations may be incorporated pursuant to the laws of the State of Nevada. The Corporation shall have all the powers of a corporation organized under the Nevada Revised Statutes.





--------------------------------------------------------------------------------

                                    ARTICLE V
                                  Capital Stock

         The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 55,000,000 of which 50,000,000 are to be shares of common stock, $.001 par value per share, and of which 5,000,000 are to be shares of serial preferred stock, $.001 par value per share. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article V or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

         A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

         A. COMMON STOCK. Except as provided in this Certificate, the holders of the common stock shall exclusively posses all voting power. Subject to the provisions of this Certificate, each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

         In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.




--------------------------------------------------------------------------------

         Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

         B. SERIAL PREFERRED STOCK. Except as provided in this Certificate, the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitation or restrictions thereof, including, but not limited to determination of any of the following:

                  (1) the distinctive serial designation and the number of shares constituting such series;

                  (2) the rights in respect of dividends, if any, to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment or date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

                  (3) the voting powers, full or limited, if any, of the shares of such series;

                  (4) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

                  (5) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (6) whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

                  (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                  (8) the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

                  (9) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.




--------------------------------------------------------------------------------

         Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.

               DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK

         A series of Preferred Stock, $.001 par value, of the Corporation be and hereby is established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                           Convertible Preferred Stock

         1. DESIGNATION AND AMOUNT. There shall be a series of Preferred Stock designated as "Series A Convertible Preferred Stock," and the number of shares constituting such series shall be 20,000. Such series is referred to herein as the "Convertible Preferred Stock."

         2. STATED CAPITAL. The amount to be represented in stated capital at all times for each share of Convertible Preferred Stock shall be $.001.

         3. RANK. All shares of Convertible Preferred Stock all rank prior to all of the Corporation's Common Stock, par value $.001 per share (the "Common Stock"), now or hereafter issued, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

         4. DIVIDENDS. The holders of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, Common Stock (at the time legally available therefor) dividends based upon the market value (as hereinafter defined) on the dividend payment date at the rate of $.50 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest from the date of first issuance and shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year commencing June 1, 1999 (except that if any such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 nor less than 10 days preceding the payment dates for such dividends, as are fixed by the Board of Directors. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in The City of New York. Subject to the next paragraph of this Section 4, dividends on account of arrears for any past dividend period may be declared and paid at any time, without reference to any regular dividend payment date. The amount of dividends payable per share of Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

         No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends and as to liquidation rights to the Convertible Preferred Stock, shall be declared, paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation of, any shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends to the Convertible Preferred Stock (the "Junior Dividend Stock") unless and until all accrued and unpaid dividends on the Convertible Preferred Stock, including the full dividend for the then current quarterly dividend period, shall have been paid or declared and set apart for payment.

         If at any time any dividend on any capital stock of the Corporation ranking senior as to dividends to the Convertible Preferred Stock (the "Senior Dividend Stock") shall be in default, in whole or in part, then (except to the extent allowed




--------------------------------------------------------------------------------
by the terms of such Senior Dividend Stock) no dividend shall be paid or declared and set apart for payment on the Convertible Preferred Stock, unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then-current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with the Convertible Preferred Stock (the "Parity Dividend Stock") for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. No full dividends shall be paid or declared and set apart for payment on the Convertible Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full upon the Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set aside for payment upon shares of Convertible Preferred Stock and the Parity Dividend Stock shall be paid or declared and set aside for payment pro rata so that the amount of dividends paid or declared and set aside for payment per share on the Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

         Any reference to "distribution" contained in this Section 4 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

         5. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, and a sum equal to $10.00 per share, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Convertible Preferred Stock (the "Junior Liquidation Stock") PROVIDED, HOWEVER that such rights shall accrue to the holders of Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preferences of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Convertible Preferred Stock (the "Senior Liquidation Stock") are fully met. The entire assets of the Corporation available for distribution after the liquidation preferences of the Senior Liquidation stock are fully met shall be distributed ratably among the holders of the Convertible Preferred Stock and any other class or series of the Corporation's capital stock which may hereafter be created having parity as to liquidation rights with the Convertible Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation.

         6. OPTIONAL REDEMPTIONS FOR CASH. Subject to the restrictions in
Section 4 above, shares of this Series shall be redeemable at the option of the Corporation commencing April 15, 2000 at the redemption price of $10.00 per share plus, in each case, an amount equal to the dividends accrued and unpaid thereon to the redemption date.

         Notwithstanding the foregoing, the Corporation may not redeem any shares of Preferred Stock unless the last reported sales price of the Common Stock in its principal trading market for the 15 consecutive trading days immediately prior to the redemption date is at least $1.50 per share.

         Not less than 20 nor more than 50 days prior to the date fixed for any redemption of shares of this Series pursuant to this Section 6, a notice specifying




--------------------------------------------------------------------------------
the time and place of such redemption and the number of shares to be redeemed shall be given by first class mail, postage prepaid, to the holders of record of the shares of this Series to be redeemed at their respective addresses as the same shall appear on the books of the Corporation, calling upon each such holder of record to surrender to the Corporation on the redemption date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of redemption. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. On or after the redemption date each holder of shares of this Series to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         If a notice of redemption has been given pursuant to this Section 6 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the PRO RATA benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of cancellation, on the redemption date dividends shall cease to accrue on the shares of this Series to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the redemption price. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

         If a notice of redemption has been given pursuant to this Section 6, and any holder of shares of this Series shall, prior to the close of business on the fifth day preceding the date fixed for redemption, give written notice to the Corporation pursuant to Section 8 below of the conversion of any or all of these shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation, and any necessary transfer tax payment, as required by Section 8 below), then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in Section 8 below and any funds which have been deposited by the Corporation, or on its behalf, with a paying agent or segregated and held in trust by the Corporation for the redemption of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in Section 8 below) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall be discharged from such trust.

         In every case of redemption of less than all of the outstanding shares of this Series pursuant to this Section 6, the shares to be redeemed shall be selected either by lot or pro rata, as may be prescribed by resolution of the Board of Directors of the Corporation, provided that only whole shares shall be selected for redemption.

         7. REDEMPTION AT OPTION OF HOLDERS. In the event (i) any person with the defined meaning as used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor provision becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act, or any successor provision) of more





--------------------------------------------------------------------------------
than 50% of the Common Stock (a "Share Acquisition") or the Corporation is a party to a business combination, including a merger or consolidation or the sale of all or substantially all of its assets and (ii) either (a) as a result of such a Share Acquisition or business combination, the Convertible Preferred Stock thereafter is not convertible into common stock of the Corporation or of the ultimate parent of the Corporation which common stock is traded on the New York Stock Exchange, the American Stock Exchange or through the NASDAQ National Market System or (b) all or substantially all of the consideration paid in such Share Acquisition or business combination does not consist of common stock of the ultimate parent of the Corporation which common stock is traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System, then each holder of Convertible Preferred Stock, subject to the conditions of this Section 7, shall have the option to require the Corporation to redeem all of the shares of Convertible Preferred Stock owned by such holder at $10.00 per share plus accrued and unpaid dividends to the redemption date.

         In the event of any Share Acquisition meeting the conditions specified in clauses (i) and (ii) of the first paragraph of this Section 7, the Corporation shall, on the date that is 45 days after the date of such Share Acquisition, upon the written demand of any record holder of Convertible Preferred Stock which so requests, redeem all of the shares of Convertible Preferred Stock owned by such holder at $10.00 per share plus accrued and unpaid dividends to such redemption date. Within 10 days after the Corporation has knowledge that such Share Acquisition has occurred, it shall mail to each record holder of Convertible Preferred Stock a form of written demand to be used by such holder to exercise his right of redemption (a "Demand Form") and a notice which shall disclose the occurrence of the Share Acquisition and the right of such holder to require the Corporation to redeem such Convertible Preferred Stock pursuant to this Section 7, and shall state the redemption date, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Convertible Preferred Stock, the date of which such holder must notify the Corporation if it elects to require the Corporation to make such redemption, that on and after the redemption date, dividends will cease to accumulate on such shares, the then-effective conversion rate pursuant to Section 8, and that the right of holders to convert shall terminate at the close of business on the fifth business day prior to the redemption date. Within 15 days after the Corporation has knowledge that such Share Acquisition has occurred, it also shall deposit in trust with a bank having a combined capital and surplus in excess of $50,000,000, as trustee, for the benefit of holders of Convertible Preferred Stock which elect to require the Corporation to redeem such stock pursuant to this Section 7, funds sufficient to redeem on the redemption date all of the Convertible Preferred Stock outstanding on the date of delivery of the notice referred to above. Each record holder of Convertible Preferred Stock that elects to require the Corporation to redeem on the redemption date all of the shares of Convertible Preferred Stock that such holder owns shall deliver to the Corporation not later than the redemption date a completed Demand Form relating to the Convertible Preferred Stock to be redeemed. After the redemption date, the Corporation shall be entitled to receive from the funds which it deposited in trust for the redemption of Convertible Preferred Stock on such redemption date an amount equal to that portion of such funds which was deposited it respect of shares of Convertible Preferred Stock which the holders thereof did not elect to have redeemed pursuant to this Section 7. The term "redemption date," as used in connection with a redemption resulting from a Share Acquisition, shall mean the close of business on the 45th day after the date of the Share Acquisition.

         In the event of any business combination meeting the conditions specified in clauses (i) and (ii) of the first paragraph of this, Section 7, the Corporation shall, immediately prior to the effectiveness of such business combination, upon the demand of any record holder of Convertible Preferred Stock that so requests, redeem all of the shares of Convertible Preferred Stock owned by each such holder at $10.00 per share plus accrued and unpaid dividends to the date on which such business combination occurs. Not later than 35 days prior to the effectiveness of any such business combination, the Corporation shall mail to each record holder of Convertible Preferred Stock a Demand Form and a notice which shall disclose such business combination and the right of such holder of Convertible Preferred Stock to require the Corporation to redeem such Convertible Preferred Stock pursuant to this Section 7 and shall state the anticipated redemption date, the redemption price, the




--------------------------------------------------------------------------------
place or places of payment, that payment will be made upon presentation and surrender of the shares of Convertible Preferred Stock, the date by which such holder must notify the Corporation if it elects to require the Corporation to make such redemption, that on and after the redemption date, dividends will cease to accumulate on such shares, the then effective conversion rate pursuant to Section 8, and that the right of holders to convert shall terminate at the close of business on the fifth business day prior to the redemption date. Prior to the effectiveness of such business combination, the Corporation also shall deposit in trust with a bank having a combined capital and surplus in excess of $50,000,000, as trustee, for the benefit of holders of Convertible Preferred Stock which elect to require the Corporation to redeem such stock pursuant to this Section 7, immediately available funds sufficient to redeem on the redemption date all of the Convertible Preferred Stock which, pursuant to this
Section 7, holders have elected to require the Corporation to redeem. Each record holder of Convertible Preferred Stock that elects to require the Corporation to redeem on the redemption date all of the Convertible Preferred Stock which it owns must submit to the Corporation not later than the redemption date a completed Demand Form relating to the Convertible Preferred Stock to be redeemed. The Corporation agrees that it will not complete any business combination described in this Section 7 unless proper provision has been made to satisfy its obligations under this Section 7. The term "redemption date," as used in connection with a redemption upon the occurrence of a business combination under this Section 7, shall mean the time immediately prior to the effectiveness of such business combination referred to herein.

         Any notice by the Corporation which is mailed as herein provided shall be conclusively presumed to have been duly given whether or not the holder of Convertible Preferred Stock receives such Notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Preferred Stock. An election by a holder of Convertible Preferred Stock to have the Corporation redeem such stock pursuant to this
Section 7 shall become irrevocable on the relevant redemption date on or after the date fixed for redemption as stated in any notice delivered by the Corporation, each holder of the shares called for redemption shall surrender the certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the relevant redemption price in accordance with the terms of this Section 7. If any such certificates shall be so surrendered in connection with a redemption required to be made as a result of any business combination described in the first paragraph of this Section 7 and for whatever reason such business combination will not become effective, then the Corporation shall cause such certificates to be returned promptly to the respective holders thereof. If less than all the shares represented by any such surrendered certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption under any provision of this Section 7, funds necessary for the redemption shall be available therefor and shall have been deposited in trust as required by this Section 7, then in the case of any shares of Convertible Preferred Stock to be redeemed as a result of a Share Acquisition, after the close of business on the redemption date and, in the case of any shares of Convertible Preferred Stock to be redeemed as a result of a business combination described in the first paragraph of this Section 7, after the effectiveness of the business combination, notwithstanding that the certificates evidencing any shares which the holders thereof had elected to have redeemed shall not have been surrendered, the dividends with respect to such shares shall cease to accrue, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to such shares (except the right of the holders to receive the relevant redemption price without interest upon surrender of their certificates therefor) shall terminate.

         8. CONVERSION PRIVILEGE.

                  (a) CONVERSION AT OPTION OF HOLDERS.

                           (i) Each share of Convertible Preferred Stock shall
                  be convertible at the option of the holder thereof, at any time prior to the close of business on the date fixed by the Corporation for redemption or conversion of such share as herein provided, into fully paid and nonassessable shares of Common Stock and such other



--------------------------------------------------------------------------------
                  securities and property as hereinafter provided, initially at the rate of 10 shares of Common Stock for each full share of Convertible Preferred Stock.

                  For the purpose of this Certificate of Designation, the term "Common Stock" shall initially mean the class designated as Common Stock, par value $.001 per share, of the Corporation as of April 15, 1999, subject to adjustment as hereinafter provided.

                           (ii) Any holder of shares of Convertible Preferred
                  Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates for such shares of Convertible Preferred Stock at the office of the transfer agent for the Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Convertible Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for Common Stock are to be issued.

         No adjustments in respect of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Convertible Preferred Stock.

         Any unpaid dividends on shares surrendered for conversion shall be paid upon the conversion of any shares of Convertible Preferred Stock by issuing additional shares of Common Stock with an aggregate value (as defined below) equal to all accrued and unpaid dividends on the shares of Convertible Preferred Stock converted.

         The Corporation will, as soon as practicable after such deposit of certificates for Convertible Preferred Stock accompanied by the written notice and, compliance with any other conditions herein contained, deliver at the office of the transfer agent to the person for whose account such shares of Convertible Preferred Stock were so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or person entitled to receive the Common Stock deliverable upon conversion of such Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Convertible Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date.

                  (b) CONVERSION AT OPTION OF CORPORATION. Shares of this Series shall be convertible at the option of the Corporation commencing April 15, 2000 into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided, at the rate of 10 shares of Common Stock for each full share of Convertible Preferred Stock plus, in each case, an amount equal to the dividends accrued and unpaid thereon to the conversion date.

         Notwithstanding the foregoing, the Corporation may not convert any shares of Preferred Stock unless the last reported sales price of the Common Stock in its principal trading market for the 15 consecutive trading days immediately prior to the conversion date is at least $1.50 per share.

         Not less than 20 nor more than 50 days prior to the date fixed for any conversion of shares of this Series pursuant to this Section 6, a notice




--------------------------------------------------------------------------------
specifying the time and place of such conversion and the number of shares to be converted shall be given by first class mail, postage prepaid, to the holders of record of the shares of this Series to be converted at their respective addresses as the same shall appear on the books of the Corporation, calling upon each such holder of record to surrender to the Corporation on the conversion date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of conversion. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for conversion with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. On or after the conversion date each holder of shares of this Series to be converted shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the conversion price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In case less than all the shares represented by any such certificate are converted, a new certificate shall be issued representing the unconverted shares.

         If a notice of conversion has been given pursuant to this Section 6 and if, on or before the date fixed for conversion, the funds necessary for such conversion shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the PRO RATA benefit of the holders of the shares so called for conversion, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the conversion date dividends shall cease to accrue on the shares for cancellation, on the conversion date dividends shall cease to accrue on the shares of this Series to be converted, and at the close of business on the conversion date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such conversion, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the conversion date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for conversion shall look only to the general funds of the Corporation for the payment of the conversion price. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

         If a notice of conversion has been given pursuant to this Section 6, and any holder of shares of this Series shall, prior to the close of business on the fifth day preceding the date fixed for conversion, give written notice to the Corporation pursuant to Section 8 below of the conversion of any or all of these hares to be converted held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation, and any necessary transfer tax payment, as required by Section 8 below), then such conversion shall not become effective as to such shares to be converted and such conversion shall become effective as provided in Section 8 below and any funds which have been deposited by the Corporation, or on its behalf, with a paying agent or segregated and held in trust by the Corporation for the conversion of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in Section 8 below) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall be discharged from such trust.

         In every case of conversion of less than all of the outstanding shares of this Series pursuant to this Section 8, the shares to be converted shall be selected either by lot or pro rata, as may be prescribed by resolution of


--------------------------------------------------------------------------------
the Board of Directors, provided that only whole shares shall be selected for conversion.

                  (c) ADJUSTMENT OF CONVERSION RATE. The number of shares of Common Stock and number or amount of any other securities and property as hereinafter provided into which a share of Convertible Preferred Stock is convertible (the "conversion rate") shall be subject to adjustment from time to time as follows:

                           (i) In case the Corporation shall (1) pay a dividend
                  or make a distribution on its Common Stock that is paid or made (A) in other shares of stock of the Corporation or (B) in rights to purchase stock or other securities if such rights are not separable from the Common Stock except upon the occurrence of a contingency, (2) subdivide its outstanding shares of Common Stock into a greater number of shares or (3) combine its outstanding shares of Common Stock into a greater number of shares, then in each such case the conversion rate in effect immediately prior thereto shall be adjusted retroactively as provided below so that the holder of any shares of Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation and other shares and rights to purchase stock or other securities (or, in the event of the redemption of any such shares or rights, any cash, property or securities paid in respect of such redemption) which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Convertible Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                           (ii) In case the Corporation shall issue rights or
                  warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the conversion rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such conversion rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination: provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the conversion rate shall be readjusted to the conversion rate which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. For the purposes of this subparagraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

                           (iii) In case the Corporation shall, by dividend or
                  otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, cash (excluding ordinary cash dividends paid out of retained earnings of the Corporation), other assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in subparagraphs (i) and (ii) above), then in each such case the conversion rate shall be adjusted


--------------------------------------------------------------------------------
                  retroactively so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided below) of the Common Stock on the date fixed for such determination and the denominator shall be such current market price per share of the Common Stock less the amount of cash and the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the assets, rights or evidences of indebtedness so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                           (iv) For the purpose of any computation under Section
                  4 or subparagraphs (ii) and (iii) of paragraph (c) of this
                  Section 8, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing with the 45th trading day before the day in question. The closing price for each day shall be the reported last sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the market on which the Common Stock trades in the following order: the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading, on the NASDAQ National Market System, on the NASDAQ SmallCap Market, the average of the closing bid and asked prices on the Over-the Counter Bulletin Board, and the average of the closing bid and asked prices on the over-the-counter market as furnished by National Quotation Bureau, LLC, New York, New York, any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Corporation in good faith. "Trading day" shall mean a day on which the market on which the market used to determine the closing price is open for the transaction of business or the reporting of trades or, if the closing price is not so determined, a day on which the New York Stock Exchange is open for the transaction of business.

                           (v) No adjustment in the conversion rate shall be
                  required unless such adjustment would require an increase or decrease of at least 1% in such rate; PROVIDED, HOWEVER, that the Corporation may make any such adjustment its election; and PROVIDED FURTHER, that any adjustments which by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                           (vi) Whenever the conversion rate is adjusted as
                  provided in any provision of this Section 8:

                                    (1) the Corporation shall compute the
                           adjusted conversion rate in accordance with this
                           Section 8 and shall prepare a certificate signed by the principal financial officer of the Corporation setting forth the adjusted conversion rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent of the Convertible Preferred Stock; and

                                    (2) a notice stating that the conversion
                           rate has been adjusted and setting forth the adjusted conversion rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all record holders of Convertible Preferred Stock at then last






--------------------------------------------------------------------------------
                           addresses as they shall appear in the stock transfer books of the Corporation.

                           (vii) In the event that at any time, as a result of
                  any adjustment made pursuant to this Section 8, the holder of any shares of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon conversion of any share of Convertible Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Section 8 with respect to the Common Stock.

                  (d) NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock. If more than one certificate representing shares of Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Convertible Preferred Stock, the Corporation will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors, which, so long as the Common Stock is listed on an exchange or on NASDAQ, shall be the reported last sale price on the such exchange or NASDAQ) at the close of business on the day of conversion.

                  (e) RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF ASSETS. In case of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter, during the period such share shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Corporation into which such share of Convertible Preferred Stock might have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange assuming such holder of Common Stock of the corporation (i) is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation, to which such sale or transfer was made or a party to such share exchange, as the case may be ("constituent person"), or an affiliate of a constituent person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cast, and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange (provided that if the kind or amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange is not the same for each share of Common Stock of the Corporation held immediately prior to such consolidation, merger, sale or transfer by others than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Corporation, the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Corporation's shares, as the case maybe, shall




--------------------------------------------------------------------------------
         make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                  (f) RESERVATION OF SHARES; TRANSFER TAXES; ETC. The Corporation shall at all times serve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Nevada, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding shares of Convertible Preferred Stock.

         If any shares of Common Stock required to be reserved for purposes of conversion of the Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is listed on the New York Stock Exchange or any other national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock.

         The Corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that which the shares of Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         Before taking any action which would cause an adjustment reducing the conversion rate such that the effective conversion price (for all purposes an amount equal to $10.00 divided by the conversion rate applicable to one share of Convertible Preferred Stock as in effect at such time) would be below the then stated value of the Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the conversion rate as so adjusted.

                  (g) PRIOR NOTICE OF CERTAIN EVENTS. In case:

                           (i) The Corporation shall (1) declare any dividend
                  (or any other distribution) on its Common Stock, other than
                  (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (2) declare or authorize a redemption or repurchase of in excess of 10% of the than-outstanding shores of Common Stock; or

                           (ii) the Corporation shall authorize the granting to
                  the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants (other than any rights specified in paragraph (c)(i)(1)(B) of this Section 8); or






--------------------------------------------------------------------------------

                           (iii) of any reclassification of Common Stock (other
                  than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                           (iv) of the voluntary or involuntary dissolution,
                  liquidation or winding up of the Corporation;

         then the Corporation shall cause to be filed with the transfer agent for the Convertible Preferred Stock, and shall cause to be mailed to the holders of record of the Convertible Preferred Stock, at their last address as they shall appear upon the stock transfer books of the Corporation, at least 15 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

                  (h) OTHER CHANGES IN CONVERSION RATE. The Corporation from time to time may increase the conversion rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period whenever the conversion rate is so increased, the Corporation shall mail to holders of record of the Convertible Preferred Stock a notice of the increase at least 15 days before the date the increased conversion rate takes effect, and such notice shall state the increased conversion rate and the period it will be in effect.

         The Corporation may make such increases in the conversion rate, in addition to those required or allowed by this Section 8, as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

         9. VOTING RIGHTS.

                  (a) GENERAL. The holders of Convertible Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of Convertible Preferred Stock will have one vote for each share held.

                  (b) CLASS VOTING RIGHTS. So long as the Convertible Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of all outstanding Convertible Preferred Stock voting separately as a class, (i) Amend, alter or repeal (by merger or otherwise) any provision of the Articles of Incorporation or the By-Laws of the Corporation, as amended, so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Convertible Preferred Stock, (ii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, ranking prior to the Convertible Preferred Stock in respect of the payment of dividends or upon liquidation, dissolution or winding up of the Corporation or (iii) effect any reclassification of the Convertible Preferred Stock. A class vote on the


--------------------------------------------------------------------------------
         part of the Convertible Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Corporation's Board of Directors) in connection with: (a) the authorization, issuance or increase in the authorized amount of any shares of any other class or series of stock which ranks junior to, or on a parity with, the Convertible Preferred Stock in respect of the payment of dividends and distributions upon liquidation, dissolution or winding up of the Corporation; or (b) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligations of the Corporation.

                  The affirmative vote or consent of the holders of a majority of the outstanding Convertible Preferred Stock, voting or consenting separately as a class, shall be required to (a) authorize any sale, lease or conveyance of all or substantially all of the assets of the Corporation, or (b) approve any merger, consolidation or compulsory share exchange of the Corporation with or into any other person unless
         (i) the terms of such merger, consolidation or compulsory share exchange do not provide for a change in the terms of the Convertible Preferred Stock and (ii) the Convertible Preferred Stock is, after such merger, consolidation or compulsory share exchange on a parity with or prior to any other class or series of capital stock authorized by the surviving corporation as to dividends and upon liquidation, dissolution or winding up other than any class or series of stock of the Corporation prior to the Convertible Preferred Stock as may have been created with the affirmative vote or consent of the holders of at least 66-2/3% of the Convertible Preferred Stock (or other than a class or series into which such prior stock is converted as a result of such merger, consolidation or share exchange).

         10. OUTSTANDING SHARES. For purposes of this Certificate of Designation, all shares of Convertible Preferred Stock shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 6 or 7 hereof, all shares of Convertible Preferred Stock that have been so called for redemption under Section 6 or have been required to be redeemed by the holder thereof under Section 7 if funds necessary for the redemption of such shares are available and, in the case of a redemption under Section 7, have been deposited in trust with a bank having a combined capital and surplus in excess of $50,000,000, as trustee, for the benefit of the holders of such shares to be redeemed for payment of the relevant redemption price; (ii) from the date of surrender of certificates representing shares of Convertible Preferred Stock, all shares of Convertible Preferred Stock converted into Common Stock; and (iii) from the date of registration of transfer, all shares of Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

         11. SECURITIES NOT REGISTERED UNDER THE SECURITIES ACT OF 1933. Neither the shares of Convertible Preferred Stock nor the Common Stock issuable upon conversion thereof has been registered under the Securities Act of 1933 or the laws of any state of the United States and may not be transferred without such registration or an exemption from registration.

                  (a) RESTRICTIVE LEGENDS. Each share of Convertible Preferred Stock and certificate for Common Stock issued upon the conversion of any shares of Convertible Preferred Stock, and each preferred stock certificate issued upon the transfer of any such shares of Convertible Preferred Stock or Common Stock (except as otherwise permitted by this Section 11), shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The securities represented hereby have not been registered under the Securities Act of 1933. Such securities may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                  (b) NOTICE OF PROPOSED TRANSFER; OPINIONS OF COUNSEL. Except as provided in paragraph (c) of this Section 11, prior to any transfer of any such shares of Convertible Preferred Stock, or Common Stock, the holder thereof will give written notice to the Corporation of such holder's intention to effect such transfer and to comply in all other respects with this Section 11. Each such notice (A) shall describe the manner and






--------------------------------------------------------------------------------
         circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and (B) shall designate counsel for the holder giving such notice (who may be house counsel for such holder). The holder giving such notice will submit a copy thereof to the counsel designated in such notice and the Corporation will promptly submit a copy thereof to its counsel, and the following provisions shall apply:

                           (i) If in the opinion of each such counsel the
                  proposed transfer of such shares of Convertible Preferred Stock or Common Stock may be effected without registration under the Act, the Corporation will promptly notify the holder thereof and such holder shall thereupon be entitled to transfer such shares of Convertible Preferred Stock or Common Stock in accordance with the terms of the notice delivered by such holder to the Corporation. Each share of Convertible Preferred Stock or certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in paragraph (a) of this Section 11, unless in the opinion of each such counsel such legend is no longer required to insure compliance with the Act. If for any reason counsel for the Corporation (after having been furnished with the information required to be furnished by this paragraph (b)) shall fail to deliver an opinion of the Corporation, or the Corporation shall fail to notify such holder thereof as aforesaid, within 20 days after counsel for such holder shall have delivered its opinion to such holder (with a copy to the Corporation), then for all purposes of this Certificate of Designation the opinion of counsel for the Corporation shall be deemed to be the same as the opinion of counsel for such holder.

                           (ii) If in the opinion of either or both of such
                  counsel the proposed transfer of such shares of Convertible Preferred Stock or Common Stock may not be effected without registration under the Act, the Corporation will promptly so notify the holder thereof and thereafter such holder shall not be entitled to transfer such share of Convertible Preferred Stock or Common Stock until receipt of a further notice from the Corporation under subparagraph (i) above or, in the case of Common Stock, until registration of such Common stock under the Act has become effective.

                  (c) PROPOSED TRANSFER TO INSTITUTIONS. Notwithstanding the foregoing, any holder of such share of Convertible Preferred Stock or Common Stock shall be permitted to transfer any such share of Convertible Preferred Stock or Common Stock to a limited number of Institutional Investors, provided that;

                           (i) Each such holder represents in writing that it is
                  acquiring such shares of Convertible Preferred Stock or Common Stock for investment and not with a view to the distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within the control of such transferee);

                           (ii) Each such holder agrees in writing to be bound
                  by all the restrictions on transfer of such shares of Convertible Preferred Stock or Common Stock contained in this
                  Section 11; and

                           (iii) Such holder delivers to the Corporation an
                  opinion of counsel who shall be satisfactory to counsel for the Corporation, stating that such transfer may be effected without registration under the Act.

         12. PARTIAL PAYMENTS. If at any time the Corporation does not pay amounts sufficient to redeem all Convertible Preferred Stock required to be redeemed by the Corporation at such time pursuant to Section 7 hereof, then such funds which are paid shall be applied to redeem such Convertible Preferred Stock as the Corporation may designate by lot.

         13. STATUS OF ACQUIRED SHARES. Shares of Convertible Preferred Stock redeemed by the Corporation, received upon conversion Pursuant to Section 6 or otherwise acquired by the Corporation will be restored to the status of authorized





--------------------------------------------------------------------------------
but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Convertible Preferred Stock.

         14. PREEMPTIVE RIGHTS. The Convertible Preferred is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

         15. SEVERABILITY OF PROVISIONS. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                                   ARTICLE VI
                                Preemptive Rights

         No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock which may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

                                   ARTICLE VII
                              Repurchase of Shares

         The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences or indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

                                  ARTICLE VIII
                   Meetings of Stockholders; Cumulative Voting

         A. ACTION BY WRITTEN CONSENT. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the board of directors of the Corporation.

         B. SPECIAL MEETINGS. Special meeting of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the bylaws of the Corporation, include the power and authority to call such meetings but such special meetings may not be called by another person or persons.

         C. CUMULATIVE VOTING. There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation.



--------------------------------------------------------------------------------

         D. PLACE OF MEETINGS. Meetings of stockholders may be held at such place as the bylaws may provide.

                                   ARTICLE IX
                      Notice for Nominations and Proposals

         A. NOMINATIONS AND PROPOSALS. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals at an annual meeting or such proposals at a special meeting, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation of less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee, and (3) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

         B. FORM OF NOTICE. Each such notice given by a stockholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (3) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (4) any material interest of the stockholder in such business. Notwithstanding anything in this Restated Articles of Incorporation to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

         C. DETERMINATION OF ADEQUACY OF NOTICE. The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

                                    ARTICLE X
                                    Directors

         A. NUMBER AND VACANCIES. The number of directors of the Corporation shall be such number, not less than one nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is



--------------------------------------------------------------------------------
elected and qualified. The board of directors shall be classified in accordance with the provisions of Section B of this Article X.

         B. CLASSIFIED BOARD. The board of directors of the Corporation (other than directors which may be elected by the holders of preferred stock), shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and (2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. At the organizational meeting of the Corporation, directors of Class I shall be elected to hold office for a term expiring at the first annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

         Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, other than directors which may be elected by the holders of preferred stock, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

         Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall include said directors so elected and not be in addition to the number of directors fixed as provided in this Article X. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

                                   ARTICLE XI
                              Removal of Directors

         Notwithstanding any other provision of this Restated Articles of Incorporation or the bylaws of the Corporation, any director or all the directors of a single class (but not the entire board of directors) of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article XI shall not apply with respect to the director or directors elected by such holders of preferred stock.






--------------------------------------------------------------------------------

                                   ARTICLE XII
                          Acquisition of Capital Stock

         A. DEFINITIONS. For the purpose of this Article:

                  (1) The term "Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

                  (2) The term "acting in concert" shall mean (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, and (ii) a combination or pooling of voting or other interest in the Corporation's outstanding shares of capitol stock for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

                  (3) The term "acquire," "acquisition" or "acquiring" with respect to the acquisition of any security of the Corporation shall refer to the acquisition of such security by any means whatsoever, including without limitation, an acquisition of such security by gift, by operation of law, by will or by intestacy, whether voluntarily or involuntarily.

                  (4) The term "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

                  (5) The term "Common Stock" means all Common Stock of the Corporation and any other securities issued by the Corporation (other than the Warrants) which are treated as stock for purposes of Section 382 of the Code.

                  (6) The term "Fair Market Value" of the Common Stock shall mean the average of the daily closing prices of the Common Stock for 15 consecutive trading days commencing 20 trading days before the date of such computation The closing price is the last reported sale price on the principal securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on any national securities exchange, the NASDAQ National Marked System, or, if the Common Stock is not designated for trading on the NASDAQ National Market System, the average of the closing bid and asked prices as reported on NASDAQ or, if not so reported, as furnished by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Corporation shall determine the current market rice on a reasonable and appropriate basis of the average of the daily closing prices for 15 consecutive trading days commencing 20 trading days before the date of such computation.

                  (7) The term "own," "owing," "ownership" or "owning" refer to the ownership of securities within the meaning of Section 382 of the Code after taking into account the attribution rules of Section 382(l)(3) of the Code and the regulations promulgated hereunder (except insofar as such attribution would be inconsistent with provisions of this Article XII relating to Warrants).

                  (8) The term "Person" shall mean any individual, firm, corporation, partnership, joint venture or other entity and shall include any group composed of such person and any other person with whom such person or any Affiliate or Associate (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the
         Act) of such person has any agreement, arrangement or understanding, directly or indirectly, for the purposes of acquiring, holding, voting or disposing of Common Stock or Warrants, and any other person who is a member of such group.

                  (9) The term "Transfer Agent" shall mean the transfer agent with respect to the Common Stock nominated and appointed by the Board of Directors from time to time.

                  (10) The term "Warrant" shall mean any securities issued or assumed by the Corporation, or any securities issuable by the Corporation in respect to issued securities which are convertible into, or which include the right


--------------------------------------------------------------------------------
         to acquire, shares of Common Stock, whether or not the right to make such conversion or acquisition is subject to any contingencies, including, without limitation, warrants, options, calls, contracts to acquire securities, convertible debt instruments or any other interests treated as an option pursuant to Section 382(l)(3) of the Code.

                  (11) The term "Warrant Agent" shall mean any warrant agent for any Warrants nominated and appointed by the Board of Directors from time to time.

         B. ACQUISITION OF CONTROL SHARES.

                  (1) If, at any time during the ten years from the effective date of this Restated Articles of Incorporation, any Person shall acquire the beneficial ownership (as determined pursuant to Rules 13d-3 and 13d-5 under the Act) of more than 20% of any class of Common Stock, then the record holders of Common stock beneficially owned by such acquiring Person shall have only the voting rights set forth in this paragraph B on any matter requiring their vote or consent. With respect to each vote in excess of 20% of the voting power of the outstanding shares of Common Stock which such record holders would otherwise be entitled to cast without giving effect to this paragraph B, the record holders in the aggregate shall be entitled to cast only one-hundredth of a vote. A Person who is a record owner of shares of Common Stock that are beneficially owned simultaneously by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such person would be entitled to cast under this paragraph B by virtue of such shares being so beneficially owned by any of such acquiring Persons. The effect of the reduction in voting power required by this paragraph B shall be given effect in determination the presence of a quorum for purposes of convening a meeting of the stockholders of the Corporation.

                  (2) The limitation on voting rights prescribed by this paragraph B shall terminate and be of no force and effect as of the earliest to occur of:

                           (i) the date that any person becomes the beneficial
                  owner of shares of stock representing at least 75% of the total number of votes entitled to be cast in respect of all outstanding shares of stock, before giving effect to the reduction in votes prescribed by this paragraph B; or

                           (ii) the date (the "Reference Date") one day prior to
                  the date on which, as a result of such limitation of voting rights, the Common Stock will be delisted from (including by ceasing to be temporarily or provisionally authorized for listing with) the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX"), or be no longer authorized for inclusion (including by ceasing to be provisionally or temporarily authorized for inclusion) on the National Association of Securities Dealers, Inc. Automated Quotation System/National Market System ("NASDAQ/NMS"); provided, however, that (a) such termination shall not occur until the earlier of (x) the 90th day after the Reference Date or (y) the first day on or after a Reference Date that there is not pending a proceeding under the rules of the NYSE, the AMEX or the NASDAQ/NMS or any other administrative or judicial proceeding challenging such delisting or removal of authorization of the Common Stock, an application for listing of the Common stock with the NYSE or the AMEX or for authorization for the Common Stock to be including on the NASDAQ/NMS, or an appeal with respect to any such application, and (b) such termination shall not occur by virtue of such delisting or lack of authorization if on or prior to the earlier of the 90th day after the Reference Date or the day on which no proceeding, application or appeal of the type described in (y) above is pending, the Common Stock is approved for listing or continued listing on the NYSE or the AMEX or authorized for inclusion or continued inclusion on the NASDAQ/NMS (including any such approval or authorization which is temporary or provisional). Nothing contained herein shall be construed so as to prevent the Common Stock from continuing to be listed with the NYSE or AMEX or continuing to be




--------------------------------------------------------------------------------
                  authorized for inclusion on the NASDAQ/NMS in the event that the NYSE, AMEX or NASDAQ/NMS, as the case may be, adopts a rule or is governed by an order, decree, ruling or regulation of the Securities and Exchange Commission which provides in whole or in part that companies having Common Stock with differential voting rights listed on the NYSE or the Amex or authorized for inclusion on the NASDAQ/NMS may continue to be so listed or included.

         C. EXCEPTIONS. The restrictions contained in this Article XII shall not apply to (1) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Corporation or a subsidiary thereof; provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a beneficial owner of more than 4.9% of any class of equity security of the Corporation, (2) any revocable proxy granted pursuant to a proxy solicitation in compliance with section 14 of the Act by a stockholder of the Corporation or (3) any employee benefit plans of the Corporation. In addition, the Continuing Directors of the Corporation, the officers and employees of the Corporation and its subsidiaries, the directors of subsidiaries of the Corporation, the employee benefit plans of the Corporation and its subsidiaries, entities organized or established by the Corporation or any subsidiary thereof pursuant to the terms of such plans and trustees and fiduciaries with respect to such plans acting in such capacity shall not be deemed to be a group with respect to their beneficial ownership of voting stock of the Corporation solely by virtue of their being directors, officers or employees of the Corporation or a subsidiary thereof or by virtue of the Continuing Directors of the Corporation, the officers and employees of the Corporation and its subsidiaries and the directors of subsidiaries of the Corporation being fiduciaries or beneficiaries of an employee benefit plan of the Corporation or a subsidiary of the Corporation. Notwithstanding the foregoing, no director, officer or employee of the Corporation or any of its subsidiaries or group of any of them shall be exempt from the provisions of this Article XII should any such person or group become a beneficial owner of more than 20% of any class of equity security of the Corporation.

         D. CONSTRUCTION. A majority of the Continuing Directors, as defined in
Article XIII, shall have the power to construe and apply the provisions of paragraphs B, C and D of this Article XII and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (1) the number of shares beneficially owned by any person, (2) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership,
(3) the application of any other definition or operative provision of this
Article XII to the given facts or (4) any other matter relating to the applicability or effect of paragraphs B, C and D of this Article XII. Any constructions, applications, or determinations made by the Continuing Directors pursuant to paragraphs B, C and D of this Article XII in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

         E. LEGEND ON CERTIFICATES. All certificates evidencing ownership of Common Stock or ownership of Warrants of the Corporation shall bear a conspicuous legend in compliance with the Nevada Revised Statutes describing the restrictions on transfers set forth in this Article XII.

         F. PARTIAL INVALIDITY. If any provision of this Article XII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.



--------------------------------------------------------------------------------

                                  ARTICLE XIII
                    Approval of Certain Business Combinations

         The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.

         A. REQUIRED AFFIRMATIVE VOTE.

                  (1) Except as otherwise expressly provided in this Article XIII, and in addition to any other vote required by law, the affirmative vote required by law, the affirmative vote of the holders of (i) at least 75% of the voting power of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately the affirmative vote of the holders of at least 75% of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:

                           (a) any merger or consolidation of the Corporation or
                  a subsidiary of the Corporation with or into a Related person (as hereinafter defined);

                           (b) any sale, lease, exchange, transfer or other
                  disposition, including without limitation, a mortgage or pledge, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

                           (c) any merger or consolidation of a Related Person
                  with or into the Corporation or a subsidiary of the Corporation;

                           (d) any sale, lease, exchange, transfer or other
                  disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

                           (e) the issuance of any securities of the Corporation
                  or a subsidiary of the Corporation to a Related Person other than on a pro rata basis to all holders of capital stock of the Corporation of the same class or classes held by the Related person, pursuant to a stock split, stock dividend or distribution or warrants or rights, and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation or any of its subsidiaries which securities have been distributed pro rata to all holders of capital stock of the Corporation;

                           (f) the acquisition by the Corporation or a
                  subsidiary of the Corporation of any securities of a Related Person;

                           (g) any reclassification of the Common Stock of the
                  Corporation, or any recapitalization involving the Common Stock of the Corporation or any similar transaction (whether or not with or into or otherwise involving a Related Person) that has the effect directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary that are directly or indirectly owned by any Related Person; and

                           (h) any agreement, contract or other arrangement
                  providing for any of the transactions described in this
                  Article XIII.

                  (2) Such affirmative vote shall be required notwithstanding any other provision of this Restated Articles of Incorporation, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote; provided, however, that in no instance shall the provisions of this Article XIII require the vote of greater than 85% of the voting power of the outstanding shares entitled to vote thereon for the approval of a Business Combination.

                  (3) The term "Business Combination" as used in this Article XIII shall mean any transaction which is referred to in any one or more of subparagraphs A(1)(a) through (h) above.




--------------------------------------------------------------------------------

         B. EXCEPTIONS. The provisions of paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of this Restated Articles of Incorporation, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved in advance by a two-thirds vote of the Continuing Directors (as hereinafter defined; provided, however, that such approval shall only be effective if obtained at a meeting at which a continuing Director Quorum (as hereinafter defined) is present.

         C. DEFINITIONS. For the purposes of this Article XIII the following definitions apply:

                  (1) The term "Related Person" shall mean and include (i) any individual, corporation, partnership or other person or entity which together with its "affiliates" or "associates" (as those terms are defined in the Act) "beneficially owns" (as that there is defined in the Act) in the aggregate 10% or more of the outstanding shares of the Common Stock of the Corporation; and (ii) any "affiliate" or "associate" (as those terms are defined in the Act) of any such individual, Corporation, partnership or other person or entity; provided, however, that the term "Related Person" shall not include the Corporation, any subsidiary of the Corporation, any employee benefit plan, employee stock plan of the Corporation or of any subsidiary of the Corporation, or any trust established by the Corporation in connection with the foregoing, or any person or entity organized, appointed, established or holding shares of capital stock of the Corporation for or pursuant to the terms of any such plan, nor shall such term encompass shares of capital stock of the Corporation held by any of the foregoing (whether or not held in a fiduciary capacity or otherwise). Without limitation, any shares of the Common Stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

                  (2) The term "Substantial Part" shall mean more than 25% of the total assets of the entity at issue, as of the end of its most recent fiscal year ending prior to the time the determination is made.

                  (3) The term "Continuing Director" shall mean any member of the board of directors of the Corporation who is unaffiliated with and who is not the Related Person and was a member of the board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with and who is not the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board.

                  (4) The term "Continuing Director Quorum" shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.


                                   ARTICLE XIV
                       Evaluation of Business Combinations

         In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the stockholders, when evaluating a Business Combination (as defined in Article XIII) or a tender or exchange offer, the board of directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant; (A) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees and customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (B) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or entity and the possible effect of such conditions upon the Corporation and its subsidiaries and the



--------------------------------------------------------------------------------
other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (C) the competence, experience, and integrity of the acquiring person or entity and its or their management.


                                   ARTICLE XV
                                 Indemnification

         Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article XV. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this
Article XV shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provisions of law, or otherwise.


                                   ARTICLE XVI
                       Limitations on Directors' Liability

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (B) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the Nevada Revised Statutes, or (D) for any transaction from which the director derived any improper personal benefit. If the Nevada Revised Statutes is amended after the date of filing of this Restated Articles of Incorporation to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                  ARTICLE XVII
                               Amendment of Bylaws

         In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by a vote of two-thirds of the board of directors. Notwithstanding any other provision of this Restated Articles of Incorporation or the bylaws of the Corporation, and in addition to any affirmative vote required by law (and notwithstanding the fact that some lesser percentage may be specified by law), the bylaws shall be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation only by the vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed



--------------------------------------------------------------------------------
adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.


                                  ARTICLE XVIII
                     Amendment of Articles of Incorporation

         Subject to the provisions hereof, the Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Restated Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing at any time and from time to time, the provisions set forth in Articles VIII, IX, X, XI, XII, XIII, XIV, XV, XVI, XVII and this Article XVIII may be repealed, altered, amended or rescinded in any respect only if the same is approved by the affirmative vote of the holders of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 38,173,570; that the above changes and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

         Joseph V. Szczepaniak is the President and Secretary of the Corporation and has been authorized to execute the foregoing Restated Articles of Incorporation by resolution of the board of directors, adopted at a meeting of the directors duly called and that such meeting was held on the 7th day of May, 1999 and that the foregoing Restated Articles of Incorporation sets forth the text of the Articles of Incorporation as amended to the date of the certificate.

Dated:  June _____, 1999

FINDEX.COM, INC.


By: /s/ Joseph V. Szczepaniak
   -----------------------------------
      Joseph V. Szczepaniak, President

ATTEST:


By: /s/ Joseph V. Szczepaniak
   -----------------------------------
      Joseph V. Szczepaniak, Secretary


STATE OF ______________             )
                                    )  ss.
COUNTY OF ____________              )

         I, ________________________________, a notary public, do hereby certify that on this ___ day of June, 1999, personally appeared before me Joseph V. Szczepaniak who being by me first duly sworn, declared that he is the President and Secretary of the FINdex.com, Inc. and that he signed the foregoing document as President and Secretary of the Corporation, and that the statements therein contained are true.

--------------------------------
Notary Public

                                                 (Notarial Seal)


My commission expires______________________





--------------------------------------------------------------------------------

                                                                     Exhibit 3.2


                                FINdEX.COM, Inc.
                              A Nevada Corporation

                                RESTATED BY LAWS



                                    ARTICLE I
                           Principal Executive Office

The principal executive office of FINdex.com, Inc. (the "Corporation" ) shall be at 11640 Arbor Street, Suite 201, Omaha, Nebraska 68144. The Corporation may also have offices at such other places within or without the State of Nevada as the board of directors shall from time to time determine.

                                   ARTICLE II
                                  Stockholders

         SECTION 1. PLACE OF MEETINGS. All annual and special meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place within or without the State of Nevada as the board of directors may determine and as designated in the notice of such meeting.

         SECTION 2. ANNUAL MEETING. A meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine.

         SECTION 3. SPECIAL MEETINGS. Special meeting of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the Restated By-Laws of the Corporation, include the power and authority to call such meetings but such special meetings may not be called by another person or persons.

         SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with these Restated By-Laws or as otherwise prescribed by the board of directors. The chairman or the chief executive officer of the Corporation shall preside at such meetings.

         SECTION 5. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than ten days nor more than fifty days before the meeting to each stockholder of record entitled to vote at such a meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6, with postage thereon prepaid. If a stockholder be present at a meeting, or in writing waive notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

         SECTION 6. FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty



--------------------------------------------------------------------------------
days, and in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such a determination of stockholders, is to be taken.

         When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         SECTION 7. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The record, for a period of ten days before such meeting, shall be kept on file at the principal executive office of the Corporation, whether within or outside the State of Nevada, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

         SECTION 8. QUORUM. One-fourth of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than one-fourth of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 9. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided I the proxy.

         SECTION 10. VOTING. At each election for directors every stockholder entitled to vote at such election shall be entitled to one vote for each share of stock held. Unless otherwise provided by the Restated Certificate of Incorporation, by statute, or by these By Laws, a majority of those votes cast by stockholders at a lawful meeting shall be sufficient to pass on a transaction or matter, except in the election of directors, which election shall be determined by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

         SECTION 11. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership of stock stands in the name of two or more persons, in the absence of written directions of the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but not votes shall be cast for such stock if a majority cannot agree.

         SECTION 12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the Restated By-Laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares



--------------------------------------------------------------------------------
standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 13. INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the chairman of the board or the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment in advance of the meeting or at the meeting by the chairman of the board or the president.

         Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

         SECTION 14. NOMINATING COMMITTEE. The board of directors or a committee appointed by the board of directors shall act as nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of the Corporation's Restated Certificate of Incorporation.

         SECTION 15. NEW BUSINESS. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Corporation in accordance with the provisions of the Corporation's Restated Certificate of Incorporation. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation's Restated Certificate of Incorporation.






--------------------------------------------------------------------------------

                                   ARTICLE III
                               Board of Directors

         SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be under the direction of its board of directors. The chairman shall preside at all meetings of the board of directors.

         SECTION 2. NUMBER, TERM AND ELECTION. The number of directors of the Corporation shall be such number, not less than one nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified. The board of directors shall be classified in accordance with the provisions of Section 3 of this Article III.

         SECTION 3. CLASSIFIED BOARD. The board of directors of the Corporation (other than directors which may be elected by the holders of preferred stock), shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and (2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. At the organizational meeting of the Corporation, directors of Class I shall be elected to hold office for a term expiring at the first annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

         Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that





--------------------------------------------------------------------------------
the number of directors in each class is as specified in the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, other than directors which may be elected by the holders of preferred stock, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

         Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall include said directors so elected and not be in addition to the number of directors fixed as provided in this Article III. Notwithstanding the foregoing, and except as otherwise may be required By Law, whenever the holders of any one or more series of preferred stock of the Corporation elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

         SECTION 4. REGULAR MEETINGS. A regular meeting of the board of directors shall be held at such time and place as shall be determined by resolution of the board of directors without other notice than such resolution.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman, the chief executive officer or one-third of the directors. The person calling the special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

         Members of the board of the directors may participate in special meetings by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

         SECTION 6. NOTICE. Written notice of any special meeting shall be given to each director at least two days previous thereto delivered personally or by telegram or at least seven days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 7. QUORUM. A majority of the number of directors fixed by
Section 2 shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.




--------------------------------------------------------------------------------

         SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these By Laws, the Restated Certificate of Incorporation, or the Nevada Revised Statutes.

         SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the chairman. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairman.

         SECTION 11. VACANCIES. Any vacancy occurring on the board of directors shall be filled in accordance with the provisions of the Corporation's Restated Certificate of Incorporation. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office or by election at an annual meeting or at a special meeting of the stockholders held for that purpose. The term of such director shall be in accordance with the provisions of the Corporation's Restated Certificate of Incorporation.

         SECTION 12. REMOVAL OF DIRECTORS. Any director or the entire board of directors may be removed only in accordance with the provisions of the Corporation's Restated Certificate of Incorporation.

         SECTION 13. COMPENSATION. Directors, as such, may receive compensation for service on the board of directors. Members of either standing or special committees may be allowed such compensation as the board of directors may determine.

         SECTION 14. AGE LIMITATION. No person 70 years or more of age shall be eligible for election, reelection, appointment or reappointment to the board of the Corporation. No director shall serve as such beyond the annual meeting of the Corporation immediately following the director becoming 70 years of age. This age limitation does not apply to an advisory director.

                                   ARTICLE IV
                      Committees of the Board of Directors

         The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one or more directors of the Corporation appointed by the chairman. The chairman may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         The chairman shall have power at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the chief executive






--------------------------------------------------------------------------------
officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.


                                    ARTICLE V
                                    Officers

         SECTION 1. POSITIONS. The officers of the Corporation shall be a chairman, a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

         SECTION 3. REMOVAL. Any officer may be removed by vote of two-thirds of the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

         SECTION 6. AGE LIMITATION. No person 70 or more years of age shall be eligible for election, reelection, appointment or reappointment as an officer of the






--------------------------------------------------------------------------------

Corporation. No officer shall serve beyond the annual meeting of the Corporation immediately following the officer becoming 70 or more years of age.


                                   ARTICLE VI
                      Contracts, Loans, Checks and Deposits

         SECTION 1. CONTRACTS. To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation's Restated Certificate of Incorporation or these Restated By-Laws with respect to certificates for shares, the board of directors or the executive committee may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

         SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

         SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner, including in facsimile form, as shall from time to time be determined by resolution of the board of directors.

         SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.


                                   ARTICLE VII
                   Certificates for Shares and Their Transfer

         SECTION 1. CERTIFICATES FOR SHARES. The shares of the Corporation shall be represented by certificates signed by the chairman of the board of directors or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

         SECTION 2. FORM OF SHARE CERTIFICATES. All certificates representing shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights





--------------------------------------------------------------------------------
and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

         Each certificate representing shares shall state upon the face thereof: that the Corporation is organized under the laws of the State of Nevada; the name of the person to whom issued; the number and class of shares, the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

         SECTION 3. PAYMENT FOR SHARES. No certificate shall be issued for any share until such share is fully paid.

         SECTION 4. FORM OF PAYMENT FOR SHARES. The consideration for the issuance of shares shall be paid in accordance with the provisions of the Corporation's Restated Certificate of Incorporation.

         SECTION 5. TRANSFER OF SHARES. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only to the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         SECTION 6. LOST CERTIFICATES. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.


                                  ARTICLE VIII
                            Fiscal Year; Annual Audit

         The fiscal year of the Corporation shall end on the last day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

                                   ARTICLE IX
                                    Dividends

         Dividends upon the stock of the Corporation, subject to the provisions of the Restated Certificate of Incorporation, if any, may be declared by the board of





--------------------------------------------------------------------------------
directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the Corporation's own stock.

                                    ARTICLE X
                                Corporation Seal

         The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.

                                   ARTICLE XI
                                   Amendments

         In accordance with the Corporation's Restated Certificate of Incorporation, these Restated By-Laws may be repealed, altered, amended or rescinded by the stockholders of the Corporation only by vote of not less than 75% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, the board of directors may repeal, alter, amend or rescind these Restated By-Laws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these By Laws.






                           CERTIFICATE OF DESIGNATION

                                       of

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       of

                                FINDEX.COM, INC.
                       (formerly EJH Entertainment, Inc.)

                        Pursuant to Section 78.195 of the
                     Revised Statutes of the State of Nevada

         FINDEX.COM, INC., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), does hereby certify that, pursuant to the authority conferred on its board of directors (the "Board of Directors") by its articles of incorporation (the "Articles of Incorporation"), as amended, and in accordance with Section 78.195 of the Revised Statutes of the State of Nevada ("NRS"), the Board of Directors (or, as to certain matters allowed by law, a duly authorized committee thereof) adopted the following resolution establishing a series of 350,000 shares of Preferred Stock of the Corporation designated as "Series B Convertible Preferred Stock."

                  RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation (the "Corporation") by the Articles of Incorporation, a series of Preferred Stock, $.001 par value, of the Corporation be and hereby is established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                           Convertible Preferred Stock

         1. DESIGNATION AND AMOUNT. There shall be a series of Preferred Stock designated as "Series B Convertible Preferred Stock," and the number of shares





--------------------------------------------------------------------------------
constituting such series shall be 350,000. Such series is referred to herein as the "Convertible Preferred Stock."

         2. STATED CAPITAL. The amount to be represented in stated capital at all times for each share of Convertible Preferred Stock shall be $.001.

         3. RANK. All shares of Convertible Preferred Stock rank prior to all of the Corporation's Common Stock, par value $.001 per share (the "Common Stock"), and preferred stock, par value $.001 per share, now or hereafter issued, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

         4. DIVIDENDS. The holders of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, Common Stock (at the time legally available therefor) dividends based upon the market value (as hereinafter defined) on the dividend payment date at the rate of $1.20 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest from the date of first issuance and shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year commencing September 15, 1999 (except that if any such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 nor less than 10 days preceding the payment dates for such dividends, as are fixed by the Board of Directors. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in The City of New York. Subject to the next paragraph of this Section 4, dividends on account of arrears for any past dividend period may be declared and paid at any time, without reference to any regular dividend payment date. The amount of dividends payable per share of Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

         No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends and as to liquidation rights to the Convertible Preferred Stock, shall be declared, paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation of, any shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends to the Convertible Preferred Stock (the "Junior Dividend Stock") unless and until all accrued and unpaid dividends on the Convertible Preferred Stock, including the full dividend for the then current quarterly dividend period, shall have been paid or declared and set apart for payment.

         If at any time any dividend on any capital stock of the Corporation ranking senior as to dividends to the Convertible Preferred Stock (the "Senior Dividend Stock") shall be in default, in whole or in part, then (except to the extent allowed by the terms of such Senior Dividend Stock) no dividend shall be paid or declared and set apart for payment on the Convertible Preferred Stock, unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then-current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with the Convertible Preferred Stock (the "Parity Dividend Stock") for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. No full dividends shall be paid or declared and set apart for payment on the Convertible Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full upon the Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set aside for





--------------------------------------------------------------------------------
payment upon shares of Convertible Preferred Stock and the Parity Dividend Stock shall be paid or declared and set aside for payment pro rata so that the amount of dividends paid or declared and set aside for payment per share on the Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

         Any reference to "distribution" contained in this Section 4 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

         5. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, and a sum equal to $20.00 per share, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Convertible Preferred Stock (the "Junior Liquidation Stock") PROVIDED, HOWEVER that such rights shall accrue to the holders of Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preferences of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Convertible Preferred Stock (the "Senior Liquidation Stock") are fully met. The entire assets of the Corporation available for distribution after the liquidation preferences of the Senior Liquidation stock are fully met shall be distributed ratably among the holders of the Convertible Preferred Stock and any other class or series of the Corporation's capital stock which may hereafter be created having parity as to liquidation rights with the Convertible Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation.

         6. OPTIONAL REDEMPTIONS FOR CASH. Subject to the restrictions in
Section 4 above, shares of this Series shall be redeemable at the option of the Corporation at any time at the redemption price of $20.00 per share plus, in each case, an amount equal to the dividends accrued and unpaid thereon to the redemption date.

         Notwithstanding the foregoing, the Corporation may not redeem any shares of Preferred Stock unless the current market value of the Corporation's Common Stock, as defined in Section 8(c)(iv), immediately prior to the redemption date is not less than $18.00 per share. The Corporation, at its option, may at any time the current market value is not less than said amount, redeem in whole at any time, or from time to time in part, the Convertible Preferred Stock on any date set by the Board of Directors

         Not less than 20 nor more than 50 days prior to the date fixed for any redemption of shares of this Series pursuant to this Section 6, a notice specifying the time and place of such redemption and the number of shares to be redeemed shall be given by first class mail, postage prepaid, to the holders of record of the shares of this Series to be redeemed at their respective addresses as the same shall appear on the books of the Corporation, calling upon each such holder of record to surrender to the Corporation on the redemption date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of redemption. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. On or after the redemption date each holder of shares of this Series to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In case less than



--------------------------------------------------------------------------------
all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         If a notice of redemption has been given pursuant to this Section 6 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the PRO RATA benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares of cancellation, on the redemption date dividends shall cease to accrue on the shares of this Series to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the redemption price. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

         If a notice of redemption has been given pursuant to this Section 6, and any holder of shares of this Series shall, prior to the close of business on the fifth day preceding the date fixed for redemption, give written notice to the Corporation pursuant to Section 8 below of the conversion of any or all of these shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation, and any necessary transfer tax payment, as required by Section 8 below), then such redemption shall not become effective as to such shares to be converted and such conversion shall become effective as provided in Section 8 below and any funds which have been deposited by the Corporation, or on its behalf, with a paying agent or segregated and held in trust by the Corporation for the redemption of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in Section 8 below) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall be discharged from such trust.

         In every case of redemption of less than all of the outstanding shares of this Series pursuant to this Section 6, the shares to be redeemed shall be selected either by lot or pro rata, as may be prescribed by resolution of the Board of Directors of the Corporation, provided that only whole shares shall be selected for redemption.

         7. REDEMPTION AT OPTION OF HOLDERS.

                  (a) In the event (i) any person with the defined meaning as used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor provision becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act, or any successor provision) of more than 50% of the Common Stock (a "Share Acquisition") or the Corporation is a party to a business combination, including a merger or consolidation or the sale of all or substantially all of its assets and (ii) either (1) as a result of such a Share Acquisition or business combination, the Convertible Preferred Stock thereafter is not convertible into common stock of the Corporation or of the ultimate parent of the Corporation which common stock is listed or admitted to trading on a national securities exchange, quoted on the NASDAQ Stock Market (either National Market System or Small Cap Market), or sales are reported on the electronic bulletin board by Bloomberg Financial Markets or the over-the-counter market by the National Quotation Bureau, LLC, or (2) all or substantially all of the consideration paid in such Share Acquisition or business combination does not consist of common stock of the ultimate parent of the Corporation which common stock is listed or admitted to trading on a national securities exchange, quoted on the NASDAQ Stock Market (either National Market System or Small Cap Market), or sales are reported on the




--------------------------------------------------------------------------------
         electronic bulletin board by Bloomberg Financial Markets or the over-the-counter market by the National Quotation Bureau, LLC, then each holder of Convertible Preferred Stock, subject to the conditions of this Section 7, shall have the option to require the Corporation to redeem all of the shares of Convertible Preferred Stock owned by such holder at $20.00 per share plus accrued and unpaid dividends to the redemption date.

                  In the event of any Share Acquisition meeting the conditions specified in clauses (i) and (ii) of the first paragraph of this
         Section 7, the Corporation shall, on the date that is 45 days after the date of such Share Acquisition, upon the written demand of any record holder of Convertible Preferred Stock which so requests, redeem all of the shares of Convertible Preferred Stock owned by such holder at $20.00 per share plus accrued and unpaid dividends to such redemption date. Within 10 days after the Corporation has knowledge that such Share Acquisition has occurred, it shall mail to each record holder of Convertible Preferred Stock a form of written demand to be used by such holder to exercise his right of redemption (a "Demand Form") and a notice which shall disclose the occurrence of the Share Acquisition and the right of such holder to require the Corporation to redeem such Convertible Preferred Stock pursuant to this Section 7, and shall state the redemption date, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Convertible Preferred Stock, the date of which such holder must notify the Corporation if it elects to require the Corporation to make such redemption, that on and after the redemption date, dividends will cease to accumulate on such shares, the then-effective conversion rate pursuant to Section 8, and that the right of holders to convert shall terminate at the close of business on the fifth business day prior to the redemption date. Within 15 days after the Corporation has knowledge that such Share Acquisition has occurred, it also shall deposit in trust with a bank having a combined capital and surplus in excess of $50,000,000, as trustee, for the benefit of holders of Convertible Preferred Stock which elect to require the Corporation to redeem such stock pursuant to this Section 7, funds sufficient to redeem on the redemption date all of the Convertible Preferred Stock outstanding on the date of delivery of the notice referred to above. Each record holder of Convertible Preferred Stock that elects to require the Corporation to redeem on the redemption date all of the shares of Convertible Preferred Stock that such holder owns shall deliver to the Corporation not later than the redemption date a completed Demand Form relating to the Convertible Preferred Stack to be redeemed. After the redemption date, the Corporation shall be entitled to receive from the funds which it deposited in trust for the redemption of Convertible Preferred Stock on such redemption date an amount equal to that portion of such funds which was deposited it respect of shares of Convertible Preferred Stock which the holders thereof did not elect to have redeemed pursuant to this Section 7. The term "redemption date," as used in connection with a redemption resulting from a Share Acquisition, shall mean the close of business on the 45th day after the date of the Share Acquisition.

                  In the event of any business combination meeting the conditions specified in clauses (i) and (ii) of the first paragraph of this, Section 7, the Corporation shall, immediately prior to the effectiveness of such business combination, upon the demand of any record holder of Convertible Preferred Stock that so requests, redeem all of the shares of Convertible Preferred Stock owned by each such holder at $20.00 per share plus accrued and unpaid dividends to the date on which such business combination occurs. Not later than 35 days prior to the effectiveness of any such business combination, the Corporation shall mail to each record holder of Convertible Preferred Stock a Demand Form and a notice which shall disclose such business combination and the right of such holder of Convertible Preferred Stock to require the Corporation to redeem such Convertible Preferred Stock pursuant to this Section 7 and shall state the anticipated redemption date, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Convertible Preferred Stock, the date by which such holder must notify the Corporation if it elects to require the Corporation to make such redemption, that on and after the redemption date, dividends will cease to accumulate on such shares, the then





--------------------------------------------------------------------------------
         effective conversion rate pursuant to Section 8, and that the right of holders to convert shall terminate at the close of business on the fifth business day prior to the redemption date. Prior to the effectiveness of such business combination, the Corporation also shall deposit in trust with a bank having a combined capital and surplus in excess of $50,000,000, as trustee, for the benefit of holders of Convertible Preferred Stock which elect to require the Corporation to redeem such stock pursuant to this Section 7, immediately available funds sufficient to redeem on the redemption date all of the Convertible Preferred Stock which, pursuant to this Section 7, holders have elected to require the Corporation to redeem. Each record holder of Convertible Preferred Stock that elects to require the Corporation to redeem on the redemption date all of the Convertible Preferred Stock which it owns must submit to the Corporation not later than the redemption date a completed Demand Form relating to the Convertible Preferred Stock to be redeemed. The Corporation agrees that it will not complete any business combination described in this Section 7 unless proper provision has been made to satisfy its obligations under this
         Section 7. The term "redemption date," as used in connection with a redemption upon the occurrence of a business combination under this
         Section 7, shall mean the time immediately prior to the effectiveness of such business combination referred to herein.

                  Any notice by the Corporation which is mailed as herein provided shall be conclusively presumed to have been duly given whether or not the holder of Convertible Preferred Stock receives such Notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Preferred Stock. An election by a holder of Convertible Preferred Stock to have the Corporation redeem such stock pursuant to this Section 7 shall become irrevocable on the relevant redemption date on or after the date fixed for redemption as stated in any notice delivered by the Corporation, each holder of the shares called for redemption shall surrender the certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the relevant redemption price in accordance with the terms of this Section 7. If any such certificates shall be so surrendered in connection with a redemption required to be made as a result of any business combination described in the first paragraph of this Section 7 and for whatever reason such business combination will not become effective, then the Corporation shall cause such certificates to be returned promptly to the respective holders thereof. If less than all the shares represented by any such surrendered certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption under any provision of this Section 7, funds necessary for the redemption shall be available therefor and shall have been deposited in trust as required by this Section 7, then in the case of any shares of Convertible Preferred Stock to be redeemed as a result of a Share Acquisition, after the close of business on the redemption date and, in the case of any shares of Convertible Preferred Stock to be redeemed as a result of a business combination described in the first paragraph of this Section 7, after the effectiveness of the business combination, notwithstanding that the certificates evidencing any shares which the holders thereof had elected to have redeemed shall not have been surrendered, the dividends with respect to such shares shall cease to accrue, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to such shares (except the right of the holders to receive the relevant redemption price without interest upon surrender of their certificates therefor) shall terminate.

                  (b) In the event (i) the Common Stock of the Corporation (as defined in paragraph (a) of Section 8) is not registered as required by paragraph (b) of Section 10, (ii) Common Stock of the Corporation is not listed or admitted to trading on a national securities exchange, quoted on the NASDAQ Stock Market (either National Market System or Small Cap Market), or sales are reported on the electronic bulletin board by Bloomberg Financial Markets or the over-the-counter market by the National Quotation Bureau, LLC, or (iii) the Corporation has not fixed a date for redemption of the Convertible Preferred Stock, prior to one year after the date of first issuance, then





--------------------------------------------------------------------------------
         each holder of Convertible Preferred Stock, subject to the conditions of this Section 7, shall have the option to require the Corporation to redeem all of the shares of Convertible Preferred Stock owned by such holder in the manner provided in Section 6.

                  (c) In the event of failure by the Corporation for 30 days after notice to it to comply with provisions of this Certificate of Designation or, without such notice; if any of the representations or warranties of the Company made in or in connection with the offering and sale of the Convertible Preferred Stock (including those representations and warranties incorporated by reference therein) are untrue in any respect, the result of which could reasonably be expected to have, singly or in the aggregate, a material adverse effect upon the financial condition of the Corporation; the holders of at least a majority of the then outstanding Convertible Preferred Stock may require the Corporation to redeem all of the shares of Convertible Preferred Stock in the manner provided in Section 6.

         8. CONVERSION PRIVILEGE.

                  (a) RIGHT OF CONVERSION. Each share of Convertible Preferred Stock shall be convertible at the option of the holder thereof, at any time prior to the close of business on the date fixed by the Corporation for redemption of such share as herein provided, into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided, initially at the rate of one (1) share of Common Stock for each full share of Convertible Preferred Stock.

                  For the purpose of this Certificate of Designation, the term "Common Stock" shall initially mean the class designated as Common Stock, par value $.001 per share, of the Corporation as of June 1, 1999, subject to adjustment as hereinafter provided.

                  (b) CONVERSION PROCEDURE. Any holder of shares of Convertible Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates for such shares of Convertible Preferred Stock at the office of the transfer agent for the Convertible Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Convertible Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for Common Stock are to be issued.

         No adjustments in respect of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Convertible Preferred Stock.

         Any unpaid dividends on shares surrendered for conversion shall be paid upon the conversion of any shares of Convertible Preferred Stock by issuing additional shares of Common Stock with an aggregate value (as defined below) equal to all accrued and unpaid dividends on the shares of Convertible Preferred Stock converted.

         The Corporation will, as soon as practicable after such deposit of certificates for Convertible Preferred Stock accompanied by the written notice and, compliance with any other conditions herein contained, deliver at the office of the transfer agent to the person for whose account such shares of Convertible Preferred Stock were so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or person entitled to receive the Common Stock deliverable upon conversion of such Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be




--------------------------------------------------------------------------------
required to convert any shares of Convertible Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date.

                  (c) ADJUSTMENT OF CONVERSION RATE. The number of shares of Common Stock and number or amount of any other securities and property as hereinafter provided into which a share of Convertible Preferred Stock is convertible (the "conversion rate") shall be subject to adjustment from time to time as follows:

                           (i) In case the Corporation shall (1) pay a dividend
                  or make a distribution on its Common Stock that is paid or made (A) in other shares of stock of the Corporation or (B) in rights to purchase stock or other securities if such rights are not separable from the Common Stock except upon the occurrence of a contingency, (2) subdivide its outstanding shares of Common Stock into a greater number of shares or (3) combine its outstanding shares of Common Stock into a greater number of shares, then in each such case the conversion rate in effect immediately prior thereto shall be adjusted retroactively as provided below so that the holder of any shares of Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation and other shares and rights to purchase stock or other securities (or, in the event of the redemption of any such shares or rights, any cash, property or securities paid in respect of such redemption) which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Convertible Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                           (ii) In case the Corporation shall issue rights or
                  warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the conversion rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such conversion rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination: provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the conversion rate shall be readjusted to the conversion rate which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. For the purposes of this subparagraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

                           (iii) In case the Corporation shall, by dividend or
                  otherwise, distribute to all holders of its Common Stock evidences of its indebtedness,






--------------------------------------------------------------------------------
                  cash (excluding ordinary cash dividends paid out of retained earnings of the Corporation), other assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in subparagraphs (i) and (ii) above), then in each such case the conversion rate shall be adjusted retroactively so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided below) of the Common Stock on the date fixed for such determination and the denominator shall be such current market price per share of the Common Stock less the amount of cash and the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the assets, rights or evidences of indebtedness so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                           (iv) For the purpose of any computation under Section
                  4, Section 6 or subparagraphs (ii) and (iii) of paragraph (c) of this Section 8, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing with the 45th trading day before the day in question. The closing price for each day shall be the reported last sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the market on which the Common Stock trades in the following order: the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading, on the NASDAQ National Market System, on the NASDAQ Small Cap Market, the average of the closing bid and asked prices on the Over-the Counter Bulletin Board, and the average of the closing bid and asked prices on the over-the-counter market as furnished by National Quotation Bureau, LLC, New York, New York, any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Corporation in good faith. "Trading day" shall mean a day on which the market on which the market used to determine the closing price is open for the transaction of business or the reporting of trades or, if the closing price is not so determined, a day on which the New York Stock Exchange is open for the transaction of business.

                           (v) No adjustment in the conversion rate shall be
                  required unless such adjustment would require an increase or decrease of at least 1% in such rate; PROVIDED, HOWEVER, that the Corporation may make any such adjustment its election; and PROVIDED FURTHER, that any adjustments which by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                           (vi) Whenever the conversion rate is adjusted as
                  provided in any provision of this Section 8:

                                    (1) the Corporation shall compute the
                           adjusted conversion rate in accordance with this
                           Section 8 and shall prepare a certificate signed by the principal financial officer of the Corporation setting forth the adjusted conversion rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent of the Convertible Preferred Stock; and




--------------------------------------------------------------------------------

                                    (2) a notice stating that the conversion
                           rate has been adjusted and setting forth the adjusted conversion rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all record holders of Convertible Preferred Stock at then last addresses as they shall appear in the stock transfer books of the Corporation.

                           (vii) In the event that at any time, as a result of
                  any adjustment made pursuant to this Section 8, the holder of any shares of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon conversion of any share of Convertible Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Section 8 with respect to the Common Stock.

                  (d) NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock. If more than one certificate representing shares of Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Convertible Preferred Stock, the Corporation will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors, which, so long as the Common Stock is listed on an exchange or on NASDAQ, shall be the reported last sale price on the such exchange or NASDAQ) at the close of business on the day of conversion.

                  (e) RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF ASSETS. In case of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other person, any merger of another person into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter, during the period such share shall be convertible, to convert such share only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Corporation into which such share of Convertible Preferred Stock might have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange assuming such holder of Common Stock of the corporation (i) is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation, to which such sale or transfer was made or a party to such share exchange, as the case may be ("constituent person"), or an affiliate of a constituent person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cast, and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange (provided that if the kind or amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange is not the same for each share of Common Stock of the Corporation held immediately prior to such consolidation, merger, sale or transfer by others than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then the kind and amount of securities, cash and other property receivable upon such reclassification,





--------------------------------------------------------------------------------
         consolidation, merger, sale, transfer or share exchange by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Corporation, the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Corporation's shares, as the case maybe, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                  (f) RESERVATION OF SHARES; TRANSFER TAXES; ETC. The Corporation shall at all times serve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Nevada, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding shares of Convertible Preferred Stock.

         If any shares of Common Stock required to be reserved for purposes of conversion of the Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is listed on the New York Stock Exchange or any other national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock.

         The Corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that which the shares of Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         Before taking any action which would cause an adjustment reducing the conversion rate such that the effective conversion price (for all purposes an amount equal to $20.00 divided by the conversion rate applicable to one share of Convertible Preferred Stock as in effect at such time) would be below the then stated value of the Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the conversion rate as so adjusted.

                  (g) PRIOR NOTICE OF CERTAIN DEFAULTS. In case:

                           (i) The Corporation shall (1) declare any dividend
                  (or any other distribution) on its Common Stock, other than
                  (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (2) declare or authorize a redemption or repurchase of in excess of 10% of the then-outstanding shares of Common Stock; or




--------------------------------------------------------------------------------

                           (ii) the Corporation shall authorize the granting to
                  the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants (other than any rights specified in paragraph (c)(i)(1)(B) of this Section 8); or

                           (iii) of any reclassification of Common Stock (other
                  than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                           (iv) of the voluntary or involuntary dissolution,
                  liquidation or winding up of the Corporation;

                  then the Corporation shall cause to be filed with the transfer agent for the Convertible Preferred Stock, and shall cause to be mailed to the holders of record of the Convertible Preferred Stock, at their last address as they shall appear upon the stock transfer books of the Corporation, at least 15 days prior to the applicable record date hereinafter specified, a notice stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

                  (h) OTHER CHANGES IN CONVERSION RATE. The Corporation from time to time may increase the conversion rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period whenever the conversion rate is so increased, the Corporation shall mail to holders of record of the Convertible Preferred Stock a notice of the increase at least 15 days before the date the increased conversion rate takes effect, and such notice shall state the increased conversion rate and the period it will be in effect.

         The Corporation may make such increases in the conversion rate, in addition to those required or allowed by this Section 8, as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

         9. VOTING RIGHTS.

                  (a) GENERAL. The holders of Convertible Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of Convertible Preferred Stock will have one vote for each share held.

                  (b) ELECTION OF DIRECTOR.

                           (i) So long as any shares of this Series are
                  outstanding, the holders of shares of this Series, voting as a class, shall be entitled to elect one director to fill one directorships. Such right to vote as a single class to elect one Director shall continue so long as any shares of this Series are outstanding and, when all such shares are no longer outstanding, such right to elect one Director separately as a





--------------------------------------------------------------------------------
                  class shall cease. As soon as such right to elect one Director as a class shall have so vested, unless a majority of the holders of such shares have notified the Corporation in writing of the person to be elected a Director, the Corporation shall call a special meeting of the holders of such shares to fill such newly-created directorship for the election of a Director. Such special meeting shall be held within 30 days after the right to so elect is vested at the place and upon the notice provided by law and in the By-laws of the Corporation, as amended from time to time (the "By-laws"), provided that the Corporation shall not be required to call such a special meeting if such right is vested less than 60 days before the date fixed for the next ensuing annual meeting of stockholders of the Corporation, at which meeting such director may be elected by the holders of such shares of this Series.

                           (ii) So long as any shares of this Series are
                  outstanding, the By-laws shall contain provisions ensuring that the number of Directors of the Corporation shall at all times be such that the exercise, by the holders of shares of this Series of the right to elect a Director under the circumstances provided in paragraph (i) of this subclause (b) will not contravene any provisions of the Corporation's Certificate of Incorporation or By-laws.

                           (iii) Any Director elected pursuant to paragraph (i)
                  of this subclause (b) shall serve until the earlier of (A) the next annual meeting of the stockholders of the Corporation and the election (by the holders of shares of this Series) and qualification of their respective successors or (B) the date upon which all the shares of this Series shall have been redeemed and are no longer outstanding. If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur while any shares of this Series are outstanding by reason of death, resignation or disability, such vacancy shall be filled for the unexpired term by election as aforesaid of a new Director for the unexpired term of such former Director.

                  (c) CLASS VOTING RIGHTS. So long as the Convertible Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of all outstanding Convertible Preferred Stock voting separately as a class, (i) amend, alter or repeal (by merger or otherwise) any provision of the Articles of Incorporation or the By-Laws of the Corporation, as amended, so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Convertible Preferred Stock, (ii) authorize or issue, or increase the authorized amount of, any additional class or series of stock, or any security convertible into stock of such class or series, ranking prior to the Convertible Preferred Stock in respect of the payment of dividends or upon liquidation, dissolution or winding up of the Corporation or (iii) effect any reclassification of the Convertible Preferred Stock. A class vote on the part of the Convertible Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Corporation's Board of Directors) in connection with: (i) the authorization, issuance or increase in the authorized amount of any shares of any other class or series of stock which ranks junior to, or on a parity with, the Convertible Preferred Stock in respect of the payment of dividends and distributions upon liquidation, dissolution or winding up of the Corporation; or (ii) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligations of the Corporation.

         The affirmative vote or consent of the holders of a majority of the outstanding Convertible Preferred Stock, voting or consenting separately as a class, shall be required to (a) authorize any sale, lease or conveyance of all or substantially all of the assets of the Corporation, or (b) approve any merger, consolidation or compulsory share exchange of the Corporation with or into any other person unless (i) the terms of such merger, consolidation or compulsory share exchange do not provide for a change in the terms of the





--------------------------------------------------------------------------------

Convertible Preferred Stock and (ii) the Convertible Preferred Stock is, after such merger, consolidation or compulsory share exchange on a parity with or prior to any other class or series of capital stock authorized by the surviving corporation as to dividends and upon liquidation, dissolution or winding up other than any class or series of stock of the Corporation prior to the Convertible Preferred Stock as may have been created with the affirmative vote or consent of the holders of at least 66-2/3% of the Convertible Preferred Stock (or other than a class or series into which such prior stock is converted as a result of such merger, consolidation or share exchange).

         10. REGISTRATION RIGHTS.

                  (a) DEFINITIONS. As used in this Section 10:

                           (i) The terms "register," "registered" and
                  "registration" refer to a registration effected by preparing and filing with the Securities and Exchange Commission (the "SEC") a registration statement pursuant to the Securities Act of 1933, as amended (the "Act"), and the declaration or order of effectiveness of such registration statement.

                           (ii) The term "Registerable Securities" means shares
                  of (A) Common Stock issuable upon conversion of the Convertible Preferred Stock, (B) stock or debt securities issued in conversion of the Registerable Securities or in lieu of the Registerable Securities in any reorganization which have not been sold to the public and (iii) stock issued in respect of the stock referred in (A) and (B) as a result of a stock split, stock dividend, recapitalization or combination, which have not been sold to the public.

                           (iii) The term "Holder" means the present or and
                  future holder of Convertible Preferred Stock

                  (b) REGISTRATION OBLIGATION.

                           (i) The Corporation shall, subject to the provisions
                  of this Section 10, file a registration statement under the Act covering the registration of the Registerable Securities then outstanding or issuable upon conversion and effect the registration under the Act of all Registerable Securities not later than one year after the date of issuance of the Convertible Preferred Stock.

                           (ii) The Holder proposing to distribute its
                  Registerable Securities through an underwriting together with the Corporation shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting, by the Holder and, reasonably acceptable to the Corporation. Notwithstanding any other provision of this paragraph (b), if the managing underwriter advises the Holder in writing that marketing factors require a limitation of the number of securities to be underwritten, the Holder shall so advise all owners of Registerable Securities, and the number of shares of Registerable Securities that may be included in the registration statement and underwriting shall be allocated among all owners thereof in proportion, as nearly as practicable, to the respective amounts of Registerable Securities which would otherwise be entitled to inclusion in such registration held by such owners at the time of filing the registration statement. If any owner of Registerable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom, by written notice to the Corporation, the managing underwriter and, unless otherwise provided, the Holder. Any Registerable Securities excluded or, withdrawn from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration statement but the sale thereof may be deferred up to 180 days after the effective date thereof at the request of tire managing underwriter. If the managing underwriter has not limited the number of Registerable Securities to be underwritten, the Corporation my include securities for its own



--------------------------------------------------------------------------------
                  account in such registration if the managing underwriter so agrees and if the number of Registerable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                           (iii) The Corporation is obligated to effect only one
                  (1) registration pursuant to this paragraph (b).

                  (c) REGISTRATION PROCEDURES. The Corporation will advise the Holder in writing as to the effective date of the registration and as to the completion thereof. At its expense the Corporation will:

                           (i) keep the registration effective for a period of
                  days or until the Holder has completed the distribution described in the registration statement relating thereto, whichever first occurs; and

                           (ii) furnish such number of prospectuses and any
                  other documents incident thereto as the Holder from time to time may reasonably request.

                  (d) INDEMNIFICATION.

                           (i) To the extent permitted by law, the Corporation
                  will indemnify the Holder against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, or any violation by the Corporation of any rule or regulation promulgated under the Act or any state securities law applicable to the Corporation in connection with any such registration, and will reimburse the Holder for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the indemnity contained in this Section shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent will not be reasonably withheld) and provided further that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Corporation by the Holder relating to Holder.

                           (ii) The Holder will indemnify the Corporation, each
                  of its directors and officers, each legal counsel and independent accountant of the Corporation, each person who controls the Corporation within the meaning of the Act, and each of its officers, directors and partners against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse the Corporation, such directors, officers, partners or persons for any reasonable investigating, defending, or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) relating to Holder is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information



--------------------------------------------------------------------------------
                  furnished to the Corporation by such Holder specifically for use therein; and provided further that the indemnity contained in this paragraph (d) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder (which consent will not be unreasonably withheld).

                           (iii) Each party entitled to indemnification under
                  this paragraph (d) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                           (iv) To provide for just and equitable contribution
                  in circumstances under which the indemnity contemplated by this paragraph (d) is for any reason not available under the circumstances provided in this paragraph (d) for such indemnity, the parties entitled to indemnification by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Corporation, any seller of Registerable Securities and one or more of the underwriters, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties shall be entitled, there shall be considered the relative benefits received by each party from the offering of the Registerable Securities (taking into account the portion of the proceeds of the offering realized by each), the parties, relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. For purposes of this subsection (iv) each person, if any, who controls an underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such underwriter, and each director and each officer of the Corporation who signed the registration statement, and each person, if any, who controls the Corporation or a seller of Registerable Securities within the meaning of Section 15 of the Act shall have the same rights to contribution as the Corporation or a seller of Registerable Securities, as the case may be.

                  (e) INFORMATION BY HOLDER. The Holder shall promptly furnish to the Corporation in writing such information regarding the Holder as the Corporation may request in writing and as shall be required in connection with any registration referred to herein.

                  (f) RULE 144 REPORTING. With a view to making available to Holder the benefits of certain rules and regulations of the SEC which may permit the sale of the Registerable Securities to the public





--------------------------------------------------------------------------------
         without registration, the Corporation agrees at all times during the period commencing on the date hereof and ending upon the termination of the registration rights of Holder pursuant to paragraph (h), to:

                           (i) make and keep public information available, as
                  those terms are understood and defined in SEC Rule 144(c);

                           (ii) use its best efforts to file with the SEC in a
                  timely manner all reports and other documents required of the Corporation under the Securities Exchange Act of 1934, as amended; and

                           (iii) so long as Holder owns any Registerable
                  Securities, to furnish to each Holder forthwith upon Holder's request a written statement by the Corporation as to its compliance with the reporting requirements of said Rule 144, a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents so filed by the Corporation as each Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing Holder to sell any such securities without registration.

                  (g) "MARKET STANDOFF" AGREEMENT. Holder agrees that, if requested by the Corporation and an underwriter of Securities (or other securities) of the Corporation, not to sell or otherwise transfer or dispose of any Securities (or other securities) of the Corporation held by Holder during a period of up to 120 days as agreed to between the Corporation and the underwriters following the effective date of a registration statement of the Corporation filed under the Act covering the offer and sale of common stock or other securities of the Corporation. The Corporation may impose stock transfer restrictions with respect to the Registerable Securities until the end of said 120-day period, provided that:

                           (i) such agreement shall only apply to the first
                  registration statement of the Corporation including Securities (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                           (ii) all officers and directors of the Corporation
                  enter into similar agreements.

                  Such agreement shall be confirmed in writing in the form satisfactory to the Corporation and such underwriter. The Corporation may impose stop-transfer instructions with respect to the Securities (or other securities) subject to the foregoing restriction until the end of said lock-up period.

                  (h) TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to this Section 10 shall terminate as to each Holder at such time as all Registerable Securities of the Holder can, in the opinion of counsel to the Corporation (which opinion shall be concurred in by counsel to the Holders), be sold within a given three-month period pursuant to Rule 144 or other applicable exemption.

                  (i) DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy that may arise with respect to the interpretation or implementation of this Section 10.

                  (j) PROSPECTUS REQUIREMENTS. Holder hereby covenants with the Corporation that he will promptly advise the Corporation of any changes in the information concerning Holder contained in a registration statement filed hereunder and that Holder will not make any sale of Registerable Securities pursuant to any registration statement without complying with the prospectus delivery requirements of the 1933 Act. Holder acknowledges that occasionally there may be times when the Corporation must temporarily suspend the use of the prospectus forming a part of any such registration statement until such time as an amendment to such registration statement has been filed by the Corporation and declared effective by the SEC, the relevant prospectus supplemented by the Corporation or until such time as the Corporation has filed an appropriate report with the SEC pursuant to the 1934 Act. During any period in which sales are suspended and upon notice of such suspension



--------------------------------------------------------------------------------
         from the Corporation, Holder agrees not to sell any such Registerable Securities pursuant to any such prospectus. Holder covenants that he will not sell Registerable Securities pursuant to any such prospectus during the period commencing at the time at which the Corporation gives Holder notice of the suspension of the use of said prospectus and ending at the time the Corporation gives notice that Holder may thereafter effect sales pursuant to said prospectus.

                  (k) ASSIGNMENT. The provisions of this Section 10 shall inure to the benefit of any subsequent transferee or assignee of the Securities covered by this Section.

         11. COVENANTS OF THE CORPORATION. So long as any of the Convertible Preferred Stock remains outstanding, the Corporation covenants to the holders of outstanding Convertible Preferred Stock as follows:

                  (a) FINANCIAL STATEMENTS AND REPORTS. The Corporation will maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Corporation will deliver to each holder the financial statements described below:

                           (i) QUARTERLY FINANCIALS. As soon as available and in
                  any event within thirty (30) days after the end of each calendar quarter ending after the date of first issuance of the Convertible Preferred Stock, the Corporation will deliver:
                  (1) copies of the internal financial reports, with respect to the results of operations for such quarter and balance sheet balances at the end of such quarter, delivered to members of the Corporation's management and filed with the Securities and Exchange Commission setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year (to the extent available) and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year, to the extent prepared on a monthly basis, (2) a schedule of the outstanding Indebtedness for borrowed money of the Corporation describing in reasonable detail each such debt issue or loan outstanding and the principal amount (excluding original issue discount) and amount of accrued and unpaid interest with respect to each such debt issue or loan, and (3) in the case of such financial statements, a certificate of an officer of the Corporation stating that such financial statements fairly present the financial position of the Corporation as of the dates indicated and the results of their operations, shareholders' equity and its cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements);

                           (ii) YEAR-END FINANCIALS. As soon as available and in
                  any event within ninety (90) days after the end of each fiscal year, the Corporation will deliver: (1) the balance sheet of the Corporation as at the end of such year and the related statements of income, shareholders' equity and cash flows of the Corporation for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the plan and financial forecast delivered pursuant to subsection 11(a)(iii), all in reasonable detail and certified by the chief financial officer of the Corporation that they fairly present the financial condition of the Corporation as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (2) a narrative report, if any, describing the operations of the Corporation in the form prepared for presentation to senior management for such fiscal year, (3) a schedule of the outstanding Indebtedness for borrowed money of the Corporation describing in reasonable detail each such debt issue or loan outstanding and the principal amount (excluding original issue discount) of accrued and unpaid interest with respect to each such debt issue or loan, and (4) in the case of such financial statements, a certificate of a certified public accounting firm acceptable to a majority of the holders of Convertible Preferred Stock, which report shall be unqualified, including with respect to the Corporation's ability to continue as a going concern, and shall state that such financial statements fairly present the financial position of the



--------------------------------------------------------------------------------

                  Corporation as of the dates indicated and the results of their operations, shareholders' equity and its cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such financial statements has been made in accordance with United States generally accepted auditing standards;

                           (iii) As soon as available and in any event within
                  thirty (30) days prior to the end of each fiscal year, the Corporation will deliver a plan and financial forecast for the succeeding fiscal year;

                           (iv) Promptly upon receipt thereof, copies of all
                  reports submitted to the management of the Corporation by independent public accountants, in connection with each annual, interim or special audit or review of the consolidated financial statements of the Corporation made by such accountants, including the management letter submitted by such accountants to management in connection with their annual audit;

                           (v) Copies of any financial or other report or notice
                  delivered to, or received from, any holders of Indebtedness not otherwise delivered to the holders pursuant to this
                  Section 11;

                           (vi) Promptly notify the holders of the nature and
                  content of all material reports, letters and other correspondence from local, state or Federal regulatory or other agencies relating to business, licenses or operating contracts of the Corporation;

                           (vii) Written or oral notice as appropriate for the
                  circumstances, to each holder of (1) any violation of or noncompliance with any environmental laws which is known to the Corporation and that could reasonably be expected to have, singly or in the aggregate, a material adverse effect, (2) any communication (written or oral) or environmental claim, whether from a governmental authority, citizens group, employee or otherwise, alleging that the Corporation is not in compliance with any environmental law or asserting liability of the Corporation for contamination from or as a result (directly or indirectly) of any materials of environmental concern, which noncompliance or liability could reasonably be expected to have, singly or in the aggregate, a material adverse effect, or (3) any releases or threatened releases (including any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on site or off site) of any materials of environmental concern which is known to the Corporation and for which the Corporation could be held liable, either in fact or by law, which releases could reasonably be expected to have, singly or in the aggregate, a material adverse effect;

                           (viii) Copies of such other information and data with
                  respect to the Corporation as from time to time may be reasonably requested by any holder;

                           (ix) Each financial statement delivered pursuant to
                  subsections (a)(i) and (ii) of this Section 11 shall be in the form prepared by the Corporation pursuant to the terms of
                  Section 11(a) and, in the case of financial statements delivered pursuant to subsection (a)(ii), shall be accompanied by a brief narrative description of business and financial trends and developments material to the Corporation and significant transactions that have occurred in the appropriate period for which the financial statement was prepared;

                           (x) COMPLIANCE CERTIFICATE. The Corporation shall
                  deliver to the holders, within 30 days after the end of each quarter and within 90 days after the end of each fiscal year, a certificate of an officer of the Corporation stating that a review of the activities of the Corporation during the preceding quarter or fiscal year, as the case may be, has been made under the supervision of the signing officer with a view to determining whether the Corporation have kept, observed, performed and fulfilled their respective obligations under this Certificate of Designation, and further stating, as to each such officer signing such certificate, that to his or her knowledge, no default or event of default shall have occurred (or, if a default or event of


--------------------------------------------------------------------------------
                  default shall have occurred, describing all such defaults or events of default of which he or she may have knowledge) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the dividends, if any, on the Convertible Preferred Stock are prohibited or if such event has occurred, a description of the event. The certificate of the officer shall set forth all financial calculations for such quarter or fiscal year necessary to demonstrate compliance with the covenants contained in this Section 11;

                           (xi) So long as not contrary to the then current
                  recommendations of the American Institute of Certified Public Accountants, the financial statements delivered pursuant to Sections 11(a)(ii) shall be accompanied by a written statement of Harper & Pearson Corporation or other independent certified public accountants of recognized national standing selected by the Corporation that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Corporation or any of its Subsidiaries has violated any provisions of this Certificate of Designation or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation; and

                           (xii) The Corporation will deliver to the holders,
                  forthwith upon becoming aware of (1) any default or default of default or (2) any default or event of default under any other loan agreement, mortgage, indenture or instrument to which the Corporation is a party, an certificate of the officer specifying in reasonable detail such default, default of default or default or event of default and the nature of any remedial or corrective action the Corporation proposes to take with respect thereto.

                  (b) LIMITATION ON RESTRICTED PAYMENTS AND INVESTMENTS. The Corporation shall not,

                           (i) declare or pay any dividends, either in cash or
                  property, on, or make any distribution to the holders (as such) in respect of, any class of capital stock in the Corporation (other than dividends or distributions payable in capital stock of the Corporation or dividends or distributions payable to the Corporation);

                           (ii) purchase, redeem or otherwise acquire or retire
                  for value any capital stock of the Corporation or any other Affiliate of the Corporation;

                           (iii) purchase, redeem, defease or otherwise acquire
                  or retire for value any securities (other than the Convertible Preferred Stock) that is PARI PASSU with or subordinated to the Convertible Preferred Stock; or

                           (iv) make any material investment in securities (all
                  such payments and other actions set forth in clauses (i) through (iv) hereof being collectively referred to as "Restricted Payments").

                  (c) LIMITATION ON ADDITIONAL INDEBTEDNESS AND ISSUANCE OF STOCK. The Corporation shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness or issue any Parity Dividend Stock or Senior Liquidation Stock, PROVIDED that the foregoing restrictions shall not apply to:

                           (i) Indebtedness created or incurred in connection
                  with the acquisition by the Corporation of certain assets from Mattel, Inc.

                           (ii) the issuance of the Convertible Preferred Stock;

                           (iii) the incurrence by the Corporation as borrower
                  of refinancing any Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Corporation referred to in subparagraph (v);




--------------------------------------------------------------------------------

                           (iv) Hedging Obligations that are incurred by the
                  Corporation in the ordinary course of business for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Certificate of Designation to be outstanding; and

                           (v) Indebtedness of the Corporation in an amount not
                  to exceed $1,000,000 at any time outstanding representing (x) a capitalized lease obligation or (y) incurred solely for the purchase or financing of fixed or capital assets (other than assets owned by the Corporation on the date of issuance) directly related to the business of the Corporation on the date of issuance provided that (1) (A) such Indebtedness is secured by purchase money liens on such assets and (B) such liens do not extend to or cover any other asset of the Corporation, (2) such liens secure the obligation to pay the purchase price of such asset and interest thereon only, (3) such Indebtedness is incurred within nine months after the acquisition of such assets (with recourse only against such assets) and (4) the fair market value of the assets so secured is at least equal to the amount of Indebtedness secured thereby (Indebtedness set forth in this clause (y), "Purchase Money Indebtedness").

         For the purpose of this paragraph (c) "Indebtedness" means, with respect to the Corporation, the aggregate amount of, without duplication, the following:

                           (i) all obligations for borrowed money;

                           (ii) all obligations evidenced by bonds, debentures,
                  notes or other similar instruments;

                           (iii) all obligations to pay the deferred purchase
                  price of property or services (except trade payables, accrued commissions and other similar accrued current liabilities in respect of such obligations, in any case, arising in the ordinary course of business);

                           (iv) all capitalized lease obligations;

                           (v) all obligations or liabilities of others secured
                  by a lien on any asset owned by the Corporation whether or not such obligation or liability is assumed;

                           (vi) all obligations of the Corporation, contingent
                  or otherwise, in respect of any letters of credit or bankers' acceptances;

                  (d) LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Corporation shall not sell, lease, transfer or otherwise dispose of any of its properties or assets to or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, an Affiliate (an "Affiliate Transaction"), unless (1) such Affiliate Transaction is on terms that are no less favorable to the Corporation than those that could have been obtained in a comparable transaction by the Corporation from an unrelated person and (2) with respect to any Affiliate Transaction (or series of related Affiliate Transactions) involving or having a potential value of more than $500,000), in addition to compliance with subparagraph (1), such Affiliate Transaction shall also be approved by a majority of the disinterested members of the Board of Directors of the Corporation after determining, in their reasonable good faith judgment, that (A) such transaction is in the best interest of the Corporation based on full disclosure of all relevant facts and circumstances and (B) such transaction is on fair and reasonable terms competitive with those that could be obtained from an unrelated third party (such approval and determination to be evidenced by a resolution of such disinterested directors of the Board of Directors of the Corporation), and (3) with respect to any Affiliate Transaction (or series of related Affiliate Transactions) involving or having a potential value of more than $500,000, in addition to compliance with subparagraphs (1) and (2), the Board of Directors of the Corporation shall have obtained an opinion of a nationally recognized investment banking firm or appraiser to the effect that such transaction is fair, from a financial point of view, to the Corporation.






--------------------------------------------------------------------------------

                  (e) RESTRICTIONS ON LIENS. The Corporation shall not create or suffer to exist any liens upon any assets of the Corporation, in each case now owned or hereafter acquired; PROVIDED, HOWEVER, that this
         Section 11 shall not prohibit the creation or continuing existence of any lien created in connection with the acquisition from Mattel, Inc.

                  (f) LIMITATION ON SALE OF ASSETS. The Corporation shall not make any asset sale unless: (1) no default or default of default exists and is continuing or is created by such disposition and (2) in the case of any asset sale involving (A) assets for net proceeds in excess of $500,000 or with a fair market value in excess of $500,000 or (B) assets for net proceeds (whether in cash or property) or with a fair market value (when aggregated with the net proceeds or fair market value of all other assets subject to any asset sales during the same fiscal year) in excess of $1,000,000:

                           (i) the Corporation receive consideration at the time
                  of such asset sale at least equal to the fair market value of such assets;

                           (ii) at least 85% of the consideration therefor
                  received by the Corporation shall be in the form of cash; PROVIDED, HOWEVER, that for the purposes of this subparagraph
                  (ii), the following are deemed to be cash: (x) any liabilities (as shown on the Corporation's most recent balance sheet or in the notes thereto) of the Corporation that are assumed by the transferee in connection with the asset sale (other than liabilities that are incurred in connection with or in anticipation of such asset sale); and (y) securities received by the Corporation from such transferee that are immediately converted into cash at the face amount or fair market value thereof by the Corporation; and

                  (iii) upon the consummation of an asset sale, the Corporation shall apply the Net Proceeds (it being understood that the entire Net Proceeds and not just the portion in excess of the amounts set forth in subparagraphs (x) and (y) of clause (ii) above shall be subject to this subparagraph (iii)) of such asset sale within 60 days of the consummation of an asset sale (the "Commitment Date") either: (x) to prepay any Indebtedness outstanding; (y) to offer to each holder the right to require the Corporation to redeem the maximum amount of Convertible Preferred Stock that may be redeemed with such excess proceeds, in accordance with the terms and provisions of Section 7, or
         (z) to reinvest in assets for use in the Corporation's business as of the date hereof. Any Net Proceeds from an asset sale which are not applied or reinvested as provided in this subparagraph (iii) of paragraph (f) of Section 11 constitute excess proceeds and shall be held in cash or cash equivalents.

                  (g) FISCAL YEARS. The Corporation shall not change its fiscal year from a fiscal year ending on December 31st.

                  (h) SAME BUSINESS. For so long as any Convertible Preferred Stock is outstanding, the Corporation will engage only in the software business and the business of electronic commerce and activities related thereto.

                  (i) TAXES. The Corporation shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes levied or imposed upon the Corporation or upon the income, profits or property of the Corporation and (2) all lawful claims (excluding indebtedness), whether for labor, materials, supplies, services or anything else, which, if unpaid, would or may by law become a lien upon the property of the Corporation PROVIDED, HOWEVER, that the Corporation shall not be required to pay or discharge or cause to be paid or discharged any such tax, the applicability or validity of which is being contested in good faith by appropriate proceedings which will prevent the forfeiture or sale of any property of the Corporation or such Subsidiary, as the case may be, and for which disputed amounts reserves have been established in accordance with GAAP, in an amount which the Corporation or such subsidiary, as the case may be, believes in good faith is adequate.



--------------------------------------------------------------------------------

                  (j) INVESTMENT CORPORATION ACT. The Corporation shall not become an investment company subject to registration under the Investment Corporation Act of 1940, as amended.

                  (k) OWNERSHIP OF SUBSIDIARIES. The Corporation may create or cause to exist any Subsidiary provided such creation is consistent with the business of the Corporation as of the date of issuance.

                  (l) INSURANCE. The Corporation shall maintain liability, casualty and other insurance with a reputable insurer or insurers in such amounts and against such risks as is carried by responsible companies engaged in similar business and owning similar assets.

                  (m) EMPLOYEE PLANS. The Corporation shall not directly or indirectly, (1) terminate any employee pension benefit plan subject to Title IV of ERISA if as a result of such termination the Corporation would incur a liability with respect to such plan in excess of $100,000 in the aggregate, or (2) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any multiemployer plan if as a result of such withdrawal (within the meaning of Section 4201 of ERISA), the Corporation would incur a liability with respect to such plan in excess of $100,000 in the aggregate.

                  As used in this paragraph (m), the terms "employee pension benefit plan" and "multiemployer plan" shall have the meanings assigned to such terms in Section 3 of ERISA.

                  (n) ERISA NOTICES. Promptly, but in any event within 15 days, the Corporation shall deliver to the holders, if and when the Corporation (1) gives or is required to give notice to the Pension Benefit Guaranty Corporation (the "PBGC") of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any employee pension benefit plan sponsored, maintained or required to be contributed to by the Corporation or, to the best knowledge of the officers or directors of the Corporation, any entity which is a member of the same controlled group as the Corporation, which "reportable event" might reasonably constitute grounds for a termination of such plan under Title IV of ERISA or the imposition of a tax under section 4971 of the Code, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, (2) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any multiemployer plan to which the Corporation or, to the best knowledge of the officers or directors of the Corporation, any entity which is a member of the same controlled group as the Corporation contributes or is obligated to contribute is in reorganization or has been terminated, a copy of such notice, (3) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any employee pension benefit plan sponsored, maintained or required to be contributed to by the Corporation or, to the best knowledge of the officers or directors of the Corporation, any entity which is a member of the same controlled group as the Corporation, a copy of such notice, (4) applies for a waiver of the minimum funding standard under section 412 of the Code, a copy of such application, (5) gives notice of intent to terminate any employee pension benefit plan sponsored, maintained or required to be contributed to by the Corporation or, to the best knowledge of the officers or directors of the Corporation, any entity which is a member of the same controlled group as the Corporation under Title IV of ERISA, a copy of such notice and other information filed with the PBGC,
         (6) fails to make any payment or contribution to any employee pension benefit plan (or multiemployer plan or in respect of any benefit arrangement) or makes any amendment to any employee benefit plan or benefit arrangement which could reasonably result in the imposition of a lien or the posting of a bond or other security, a certificate of the Chief Executive Officer of the Corporation setting forth details as to such occurrence and action, if any, which the Corporation is required or proposes to take, (7) adopts, establishes, maintains or enters into any obligation to make contributions that are material with respect to the Corporation to any new employee benefit plan or multiemployer plan, a certificate of the Chief Executive Officer of the Corporation setting forth details as to such obligation, (8) modifies any existing employee benefit plan maintained by the Corporation or, to the best knowledge of the officers or directors of the Corporation, any entity which is a member of the same controlled group as the






--------------------------------------------------------------------------------

         Corporation (other than any modification to medical, dental or other employee welfare benefit plans in the ordinary course of business) so as to increase its obligations thereunder, a certificate of the Chief Executive Officer of the Corporation setting forth details as to such modification or (9) materially increases a contribution obligation to any multiemployer plan to which the Corporation or, to the best knowledge of the officers or directors of the Corporation, any entity which is a member of the same controlled group as the Corporation contributes or is obligated to contribute, a certificate of the Chief Executive Officer of the Corporation setting forth details as to such increase.

                  As used in this paragraph (n), the terms "employee pension benefit plan," "multiemployer plan" and "employee benefit plan" shall have the meanings assigned to such terms in Section 3 of ERISA, and the term "controlled group" shall have the meaning assigned to such term in section 414 of the Code.

                  (o) INCONSISTENT AGREEMENTS. The Corporation shall not (1) enter into any agreement or arrangement which is inconsistent with the ability of the Corporation to fulfill the obligations of the Corporation under this Certificate of Designation, or (2) supplement, amend or otherwise modify the terms of its respective Charter Documents if the effect thereof would be materially adverse to the holders.

                  (p) COMPLIANCE WITH LAWS; MAINTENANCE OF LICENSES. The Corporation shall comply with all statutes, ordinances, governmental rules and regulations, judgments, orders and decrees (including all Environmental Laws) to which any of them is subject, and maintain, obtain and keep in effect all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business, except to the extent that the failure to so comply or maintain, obtain and keep in effect could not, singly or in the aggregate, reasonably be expected to have, singly or in the aggregate, a material adverse effect.

                  (q) INFORMATION TO PROSPECTIVE PURCHASERS. The Corporation shall, upon the request of any original holder or subsequent holder, deliver to such holder and any prospective purchaser designated by such holder promptly following the request of such holder or such prospective purchaser such information which such holder or such prospective purchaser may reasonably request in order to comply with the information requirements of Rule 144A.

                  (r) PRIVATE PLACEMENT NUMBER. If required by applicable law or to the extent necessary to fulfill any of the holders or prospective holders contractual or legal obligations, the Corporation consents to the filing of copies of this Certificate of Designation with Standard & Poor's Corporation to obtain a private placement number and with the National Association of Insurance Commissioners.

                  (s) LIMITATION ON CAPITAL EXPENDITURES. The Corporation shall not make or incur capital expenditures in any fiscal year in an aggregate amount for the Corporation in excess of the amount set forth below alongside the applicable fiscal year:

                                                     Maximum Aggregate Amount
         Fiscal Year                                 of Capital Expenditures
         -----------                                 -----------------------

         1999 and thereafter                                  $1,000,000

         PROVIDED, HOWEVER, that the maximum amount of capital expenditure permitted to be made by the Corporation and its subsidiaries in any fiscal year shall be increased by the amount of any capital expenditure that the Corporation were permitted to make in the immediately preceding fiscal year and did not previously expend (without giving effect to any carry over amounts from prior fiscal years).

                  (t) FIXED CHARGE COVERAGE RATIO. The Corporation shall not, as of the end of any fiscal quarter during any period set forth below, permit the ratio of (1) EBITDA for the period of four (4) consecutive fiscal quarters ending on such fiscal quarter end less Capital





--------------------------------------------------------------------------------

         Expenditures during such period to (2) Fixed Charge for such period of four (4) consecutive fiscal quarters, to be less than the corresponding ratio set forth below:

                  PERIOD                                      RATIO
                  ------                                      -----

                  1999 and thereafter                         2.5 to 1.0

                  (u) MINIMUM EBITDA. As of the end of any fiscal quarter during any period set forth below, permit EBITDA for the period of four (4) consecutive fiscal quarters ending on such fiscal quarter end to be less than the corresponding amount set forth below:

                  PERIOD                                      AMOUNT
                  ------                                      ------

                  1999 and thereafter                         $500,000

         12. OUTSTANDING SHARES. For purposes of this Certificate of Designation, all shares of Convertible Preferred Stock shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 6 or 7 hereof, all shares of Convertible Preferred Stock that have been so called for redemption under Section 6 or have been required to be redeemed by the holder thereof under Section 7 if funds necessary for the redemption of such shares are available and, in the case of a redemption under Section 7, have been deposited in trust with a bank having a combined capital and surplus in excess of $50,000,000, as trustee, for the benefit of the holders of such shares to be redeemed for payment of the relevant redemption price; (ii) from the date of surrender of certificates representing shares of Convertible Preferred Stock, all shares of Convertible Preferred Stock converted into Common Stock; and (iii) from the date of registration of transfer, all shares of Convertible Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

         13. SECURITIES NOT REGISTERED UNDER THE SECURITIES ACT OF 1933. Neither the shares of Convertible Preferred Stock nor the Common Stock issuable upon conversion thereof (prior to the effective date of the registration statement described in Section 10) has been registered under the Securities Act of 1933 or the laws of any state of the United States and may not be transferred without such registration or an exemption from registration.

                  (a) RESTRICTIVE LEGENDS. Each share of Convertible Preferred Stock and certificate for Common Stock issued upon the conversion of any shares of Convertible Preferred Stock, and each preferred stock certificate issued upon the transfer of any such shares of Convertible Preferred Stock or Common Stock (except as otherwise permitted by this Section 13), shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The securities represented hereby have not been registered under the Securities Act of 1933. Such securities may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                  (b) NOTICE OF PROPOSED TRANSFER; OPINIONS OF COUNSEL. Except as provided in paragraph (c) of this Section 13, prior to any transfer of any such shares of Convertible Preferred Stock, or Common Stock, the holder thereof will give written notice to the Corporation of such holder's intention to effect such transfer and to comply in all other respects with this Section 13. Each such notice (A) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and (B) shall designate counsel for the holder giving such notice (who may be house counsel for such holder). The holder giving such notice will submit a copy thereof to the counsel designated in such notice and the Corporation will promptly submit a copy thereof to its counsel, and the following provisions shall apply:

                           (i) If in the opinion of each such counsel the
                  proposed transfer of such shares of Convertible Preferred Stock or Common Stock may be effected without registration under the Act, the Corporation will promptly notify the holder thereof and such holder shall thereupon be entitled to transfer such shares of Convertible Preferred Stock or Common Stock in accordance with the terms of the notice delivered by such holder to the Corporation. Each share of



--------------------------------------------------------------------------------

                  Convertible Preferred Stock or certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in paragraph (a) of this Section 13, unless in the opinion of each such counsel such legend is no longer required to insure compliance with the Act. If for any reason counsel for the Corporation (after having been furnished with the information required to be furnished by this paragraph (b)) shall fail to deliver an opinion of the Corporation, or the Corporation shall fail to notify such holder thereof as aforesaid, within 20 days after counsel for such holder shall have delivered its opinion to such holder (with a copy to the Corporation), then for all purposes of this Certificate of Designation the opinion of counsel for the Corporation shall be deemed to be the same as the opinion of counsel for such holder.

                           (ii) If in the opinion of either or both of such
                  counsel the proposed transfer of such shares of Convertible Preferred Stock or Common Stock may not be effected without registration under the Act, the Corporation will promptly so notify the holder thereof and thereafter such holder shall not be entitled to transfer such share of Convertible Preferred Stock or Common Stock until receipt of a further notice from the Corporation under subparagraph (i) above or, in the case of Common Stock, until registration of such Common stock under the Act has become effective.

                  (c) PROPOSED TRANSFER TO INSTITUTIONS. Notwithstanding the foregoing, any holder of such share of Convertible Preferred Stock or Common Stock shall be permitted to transfer any such share of Convertible Preferred Stock or Common Stock to a limited number of Institutional Investors, provided that;

                           (i) Each such holder represents in writing that it is
                  acquiring such shares of Convertible Preferred Stock or Common Stock for investment and not with a view to the distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within the control of such transferee);

                           (ii) Each such holder agrees in writing to be bound
                  by all the restrictions on transfer of such shares of Convertible Preferred Stock or Common Stock contained in this
                  Section 13; and

                           (iii) Such holder delivers to the Corporation an
                  opinion of counsel who shall be satisfactory to counsel for the Corporation, stating that such transfer may be effected without registration under the Act.

         14. PARTIAL PAYMENTS. If at any time the Corporation does not pay amounts sufficient to redeem all Convertible Preferred Stock required to be redeemed by the Corporation at such time pursuant to Section 7 hereof, then such funds which are paid shall be applied to redeem such Convertible Preferred Stock as the Corporation may designate by lot.

         15. STATUS OF ACQUIRED SHARES. Shares of Convertible Preferred Stock redeemed by the Corporation pursuant to Section 6 or Section 7, received upon conversion pursuant to Section 8 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Convertible Preferred Stock.

         16. PREEMPTIVE RIGHTS. The Convertible Preferred is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

         17. SEVERABILITY OF PROVISIONS. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or






--------------------------------------------------------------------------------
shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         IN WITNESS WHEREOF, FINdex.com, Inc. has caused this certificate to be signed by its President, and its corporate seal to be hereunto affixed and attested by its Secretary, as of the ___ day of June, 1999.


                                     FINDEX.COM, INC.



                                     By: /s/ Joseph V. Szczepaniak
                                        --------------------------------
                                        Joseph V. Szczepaniak, President


Attest:




                                     FINDEX.COM, INC.
                                         [LOGO]











--------------------------------------------------------------------------------
                                                                         Page 63